Exhibit 4.1
WILLIAMS PARTNERS L.P.
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
Trustee

INDENTURE
Dated as of February 9, 2010
3.800% Senior Notes due 2015
5.250% Senior Notes due 2020
6.300% Senior Notes due 2040

Reconciliation and tie between
Trust Indenture Act of 1939, as amended,
and the Indenture

Trust Indenture Act Section	Indenture Section
(S)310(a)(1)	608
(a)(2)	608
(b)	609
(S)312(a)	205, 701
(b)	702
(c)	702
(S)313(a)	703
(b)(2)	703
(c)	703
(d)	703
(S)314(a)	704
(c)(1)	102
(c)(2)	102
(e)	102
(f)	102
(S)316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
(S)317(a)(1)	503
(a)(2)	504
(b)	1003
(S)318(a)	108
Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

i

(continued)

(continued)

(continued)

Page
EXHIBIT A-1	FORM OF SENIOR NOTE DUE 2015
EXHIBIT A-2	FORM OF SENIOR NOTE DUE 2020
EXHIBIT A-3	FORM OF SENIOR NOTE DUE 2040
EXHIBIT B	FORM OF CERTIFICATE OF TRANSFER
EXHIBIT C	FORM OF CERTIFICATE OF EXCHANGE
EXHIBIT D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL INVESTOR
EXHIBIT E	FORM OF REDEMPTION NOTICE FOR SPECIAL OPTIONAL REDEMPTION
EXHIBIT F	FORM OF REDEMPTION NOTICE FOR SPECIAL MANDATORY REDEMPTION

     INDENTURE, dated as of February 9, 2010, between WILLIAMS PARTNERS L.P., a Delaware limited partnership (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, duly organized and validly existing under the laws of the United States of America, as trustee (the “Trustee”).
     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 3.800% Senior Notes due 2015 (the “2015 Notes”), its 5.250% Senior Notes due 2020 (the “2020 Notes”) and its 6.300% Senior Notes due 2040 (the “2040 Notes” and, together with the 2015 Notes and the 2020 Notes, the “Securities”) and the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Securities or of any series thereof.
     All things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 101 Definitions; Rules of Construction.
     Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:
     (1) the terms defined in this Article One have the meanings assigned to them in this Article One, and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;
     (4) the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”);

     (6) provisions apply to successive events and transactions;
     (7) any reference to gender includes the masculine, feminine and the neuter, as the case may be;
     (8) references to agreements and other instruments include subsequent amendments thereto and restatements thereof;
     (9) “including” means “including without limitation”;
     (10) all exhibits are incorporated by reference herein and expressly made a part of this Indenture;
     (11) all references to articles, sections and exhibits (and subparts thereof) are to this Indenture; and
     (12) any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.
     Certain terms used principally in certain Articles hereof are defined in those Articles.
     “144A Global Security” means a Global Security substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the applicable series of Securities sold in reliance on Rule 144A.
     “2015 Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial 2015 Notes, the Exchange 2015 Notes and any Additional 2015 Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the 2015 Notes shall include the Initial 2015 Notes, the Exchange 2015 Notes and any Additional 2015 Notes.
     “2020 Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial 2020 Notes, the Exchange 2020 Notes and any Additional 2020 Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the 2020 Notes shall include the Initial 2020 Notes, the Exchange 2020 Notes and any Additional 2020 Notes.
     “2040 Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial 2040 Notes, the Exchange 2040 Notes and any Additional 2040 Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the 2040 Notes shall include the Initial 2040 Notes, the Exchange 2040 Notes and any Additional 2040 Notes.
     “Act”, when used with respect to any Holders, has the meaning specified in Section 104.

     “Additional Interest” means all additional interest then owing to the Holders of Securities of any series pursuant to the Registration Rights Agreement.
     “Additional 2015 Notes” means additional 2015 Notes (other than the Initial 2015 Notes and the Exchange 2015 Notes) issued under this Indenture in accordance with Section 202 hereof, as part of the same series as the Initial 2015 Notes and the Exchange 2015 Notes.
     “Additional 2020 Notes” means additional 2020 Notes (other than the Initial 2020 Notes and the Exchange 2020 Notes) issued under this Indenture in accordance with Section 202 hereof, as part of the same series as the Initial 2020 Notes and the Exchange 2020 Notes.
     “Additional 2040 Notes” means additional 2040 Notes (other than the Initial 2040 Notes and the Exchange 2040 Notes) issued under this Indenture in accordance with Section 202 hereof, as part of the same series as the Initial 2040 Notes and the Exchange 2040 Notes.
     “Additional Securities” means the Additional 2015 Notes, the Additional 2020 Notes and the Additional 2040 Notes.
     “Adjusted Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for that Redemption Date.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
     “Agent” means any Authenticating Agent, Registrar, co-registrar or Paying Agent.
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear, and Clearstream that apply to such transfer or exchange at the relevant time.
     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 612 to act on behalf of the Trustee to authenticate the Securities of one or more series.
     “Authentication Order” has the meaning specified in Section 202.
     “Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication. If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.
     “Board of Directors” means:
     (1) with respect to the Company, the board of directors of the General Partner or any authorized committee thereof;
     (2) with respect to any corporation, the board of directors of the corporation or any authorized committee thereof;
     (3) with respect to a limited liability company, the managing member or managing members or board of directors, as applicable, of such limited liability company or any authorized committee thereof;
     (4) with respect to any other partnership, the board of directors of the general partner of the partnership or any authorized committee thereof; and
     (5) with respect to any other Person, the board or committee of such Person serving a similar function.
     “Board Resolution” means a copy of one or more resolutions (which may be standing resolutions), certified by the Secretary or an Assistant Secretary of the General Partner to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another Place of Payment are authorized or required by law, regulation or executive order to close.
     “Business Entity” has the meaning assigned to it in the definition of “Non-Recourse Subsidiary” in this Section 101.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     “Clearstream” means Clearstream Banking, S.A.
     “Commission” means the U.S. Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or any successor agency.
     “Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by an Officer of the Company, and delivered to the Trustee.
     “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Securities of a series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of such series.
     “Comparable Treasury Price” means, with respect to any Redemption Date:
     (1) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or
     (2) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.
     “Consolidated Net Tangible Assets” means at any date of determination, the total amount of assets of the Company and its Subsidiaries after deducting therefrom:
     (1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and
     (2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Company for the Company’s most recently completed fiscal quarter, prepared in accordance with GAAP.
     “Corporate Trust Office” means the designated office of the Trustee at which the corporate trust business of the Trustee shall at any particular time be administered, which office at the date of original execution of this Indenture is located at 601 Travis Street, 16th Floor, Houston, Texas, 77002, Attention: Corporate Finance.

     “Corporation” includes corporations and limited liability companies and, except for purposes of Article Eight, associations, companies (other than limited liability companies) and business trusts.
     “CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s Corporation, CUSIP Service Bureau.
     “Definitive Security” means a certificated Security registered in the name of the Holder thereof (other than a Depositary or its nominee) and issued in accordance with Section 206 hereof, substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Adjustments” attached thereto.
     “Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person specified in Section 203 hereof as the Depositary with respect to the Securities of such series, and any and all successors thereto appointed as depositary hereunder with respect to the Securities of such series and having become such pursuant to the applicable provisions of this Indenture.
     “Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.
     “Dropdown” means the contribution by Williams (through certain of its subsidiaries) to the Company of 100% of its ownership interests in each of Marsh Resources, LLC, Transcontinental Gas Pipe Line Company, LLC, WGP Development, LLC, WGPC Holdings LLC, Williams Field Services Group, LLC, Williams Pacific Connector Gas Operator, LLC, Williams Pipeline GP LLC, Williams Pipeline Services LLC, Pacific Connector Gas Pipeline, LLC and Pacific Connector Gas Pipeline, LP and a 24.5% ownership interest in Gulfstream Natural Gas System, L.L.C. in exchange for the aggregate consideration specified in that certain Contribution Agreement, dated as of January 15, 2010, by and among the Company, the General Partner, Williams Partners Operating LLC and certain subsidiaries of Williams (and solely with respect to Section 9.11 thereof, Williams).
     “DTC” has the meaning specified in Section 203.
     “Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
     “Event of Default” has the meaning specified in Section 501.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto, in each case as amended from time to time.
     “Exchange Offer Registration Statement” has the meaning specified in the Registration Rights Agreement.
     “Exchange 2015 Notes” means the 2015 Notes issued in the Registered Exchange Offer pursuant to Section 206(6) hereof.

     “Exchange 2020 Notes” means the 2020 Notes issued in the Registered Exchange Offer pursuant to Section 206(6) hereof.
     “Exchange 2040 Notes” means the 2040 Notes issued in the Registered Exchange Offer pursuant to Section 206(6) hereof.
     “Exchange Securities” means the Exchange 2015 Notes, the Exchange 2020 Notes and the Exchange 2040 Notes.
     “GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.
     “General Partner” means Williams Partners GP LLC, a Delaware limited liability company (including any permitted successors and assigns under the Limited Partnership Agreement).
     “Global Security” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto and that bears the Global Security Legend and that has the “Schedule of Adjustments” attached thereto, issued in accordance with Section 201, 206(2)(C), 206(2)(D), 206(4)(B) or 206(6) hereof. As of the date of this Indenture all of the Securities are represented by Global Securities.
     “Global Security Legend” means the legend set forth in Section 206(7)(B) hereof, which is required to be placed on all Global Securities issued under this Indenture.
     “Government Obligations” means securities which are (1) direct obligations of the United States of America where the payment or payments thereunder are supported by the full faith and credit of the United States or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a Depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a Depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such Depositary receipt.
     “Government Securities” means (1) direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option, (2) repurchase agreements with respect to debt obligations referred to in clause (1) above and (3) money market accounts that invest solely in the debt obligations referred to in clause (1) and/or repurchase agreements referred to in clause (2) above.
     “Holder” means, in the case of any Security, the Person in whose name such Security is registered in the Security Register.
     “IAI Global Security” means a Global Security substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the applicable series of Securities sold to Institutional Accredited Investors.
     “Indebtedness” means, with respect to any specified Person, any obligation created or assumed by such Person, whether or not contingent, for the repayment of money borrowed from others or any guarantee thereof.
     “Indenture” means this Indenture, as amended or supplemented from time to time, pursuant to the applicable provisions hereof.
     “Independent Registered Public Accounting Firm” means a firm of accountants that, with respect to the Company and any other obligor under any series of Securities, is an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated by the Commission thereunder, who may be the independent registered public accounting firm regularly retained by the Company or who may be another independent registered public accounting firm. Such firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.
     “Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.
     “Initial 2015 Notes” means the first $750,000,000 aggregate principal amount of 2015 Notes issued under this Indenture on the date hereof.
     “Initial 2020 Notes” means the first $1,500,000,000 aggregate principal amount of 2020 Notes issued under this Indenture on the date hereof.
     “Initial 2040 Notes” means the first $1,250,000,000 aggregate principal amount of 2040 Notes issued under this Indenture on the date hereof.
     “Initial Deposit” has the meaning specified in Section 1301.
     “Initial Securities” means the Initial 2015 Notes, the Initial 2020 Notes and the Initial 2040 Notes issued under this Indenture on the date hereof.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     “interest” means any interest specified in any Security as being payable with respect to that Security, and, where applicable, shall include Additional Interest. All references to “interest” in this Indenture shall be deemed to include any such Additional Interest, if any, that may be payable on the Securities of any series.
     “Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security.
     “Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Subsidiaries owns any Capital Stock.
     “Legal Holidays” has the meaning specified in Section 114.
     “Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of Securities for use by such Holders in connection with the Registered Exchange Offer.
     “Lien” means any mortgage, pledge, lien, security interest or other similar encumbrance.
     “Limited Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership, dated as of August 23, 2005, among the General Partner, Williams Energy Services, LLC, Williams Energy, L.L.C., Williams Discovery Pipeline LLC and Williams Partners Holdings LLC, as amended, supplemented or restated from time to time.
     “Maturity” means, with respect to any Security, the date on which the principal of such Security or an installment of interest becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes the Redemption Date.
     “Non-Recourse Indebtedness” means any Indebtedness incurred by any Joint Venture or Non-Recourse Subsidiary which does not provide for recourse against the Company or any of its Subsidiaries (other than a Non-Recourse Subsidiary) or any property or assets of the Company or any of its Subsidiaries (other than the Capital Stock or the properties or assets of a Joint Venture or Non-Recourse Subsidiary).
     “Non-Recourse Subsidiary” means any Subsidiary of the Company (1) whose principal purpose is to incur Non-Recourse Indebtedness and/or construct, lease, own or operate the assets financed thereby, or to become a direct or indirect partner, member or other equity participant or owner in a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association or joint venture created for such purpose (collectively, a “Business Entity”), (2) who is not an obligor or otherwise bound with respect to any Indebtedness other than Non-Recourse Indebtedness, (3) substantially all the assets of which Subsidiary or Business Entity are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Indebtedness, or (y) Capital Stock in, or Indebtedness or other obligations of, one or more other Non-Recourse Subsidiaries or Business Entities, and (4) any Subsidiary of a Non-Recourse

Subsidiary; provided that such Subsidiary shall be considered to be a Non-Recourse Subsidiary only to the extent that and for so long as each of the above requirements are met.
     “Non-U.S. Person” means a Person who is not a U.S. Person.
     “Offering Memorandum” means the offering memorandum, dated as of February 2, 2010, prepared in connection with the sale and distribution of the Securities.
     “Office” or “Agency” means, with respect to any Securities, an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 1002 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 1002 or, to the extent designated or required by Section 1002 in lieu of such office or agency, the Corporate Trust Office of the Trustee.
     “Officer” means, with respect to any Person, the Chairman of the Board of Directors, a Vice Chairman, the Chief Executive Officer, the President, any Vice President (without regard to qualifiers such as “Executive” or “Senior”), the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of such Person, or other Person authorized by resolution of the Board of Directors of such Person (or, with respect to the Company, for so long as it remains a limited partnership, of its General Partner).
     “Officer’s Certificate” means a certificate signed by an Officer of the Company, that, if applicable, complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company, the General Partner or an affiliate thereof or other counsel that, if applicable, complies with the requirements of Section 314(e) of the Trust Indenture Act.
     “Order” has the meaning specified in Section 1304(6).
     “Outstanding” means, when used with respect to any Securities as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:
     (1) any such Security theretofore cancelled by the Trustee or accepted by the Trustee for cancellation including Securities tendered and exchanged for other securities of the Company, or any reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions of this Indenture;
     (2) any such Security of any series for which payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 402) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such series of Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (3) any such Security of any series with respect to which the Company has effected defeasance or covenant defeasance pursuant to the terms hereof, except to the extent provided in Section 402; and
     (4) any such Security which has been paid pursuant to Section 207 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a “protected purchaser” (as such term is defined in the New York Uniform Commercial Code) in whose hands such Security is a valid obligation of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities of such series for quorum purposes, Securities owned by the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer actually knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of a Responsible Officer (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities of such series or an Affiliate of the Company or such other obligor.
     “Participant” means, with respect to the Depositary, Euroclear, or Clearstream, a Person who has an account with the Depositary (and, with respect to DTC, shall include Euroclear or Clearstream).
     “Paying Agent” has the meaning specified in Section 203.
     “Permitted Liens” means:
     (1) any Lien existing on any property at the time of the acquisition thereof and not created in contemplation of such acquisition by the Company or any of its Subsidiaries, whether or not assumed by the Company or any of its Subsidiaries;
     (2) any Lien existing on any property of a Subsidiary of the Company at the time it becomes a Subsidiary of the Company and not created in contemplation thereof and any Lien existing on any property of any Person at the time such Person is merged or liquidated into or consolidated with the Company or any Subsidiary thereof and not created in contemplation thereof;
     (3) purchase money and analogous Liens incurred in connection with the acquisition, development, construction, improvement, repair, or replacement of property (including such Liens securing Indebtedness incurred within 12 months of the date on which such property was acquired, developed, constructed, improved, repaired or replaced); provided that all such Liens attach only to the property acquired, developed, constructed, improved, repaired or replaced and the principal amount of the Indebtedness secured by such Lien shall not exceed the gross cost of the property;
     (4) any Liens created or assumed to secure Indebtedness of the Company or any Subsidiary of the Company maturing within 12 months of the date of creation thereof and not renewable or extendible by the terms thereof at the option of the obligor beyond such 12 months;
     (5) Liens on accounts receivable and related proceeds thereof arising in connection with a receivables financing and any Lien held by the purchaser of receivables derived from property or assets sold by the Company or any Subsidiary thereof and securing such receivables resulting from the exercise of any rights arising out of defaults on such receivables;
     (6) leases constituting Liens now or hereafter existing and any renewals or extensions thereof;
     (7) any Lien securing industrial development, pollution control or similar revenue bonds;
     (8) Liens existing on the date hereof;
     (9) Liens in favor of the Company or any of its Subsidiaries;
     (10) Liens securing Indebtedness incurred to refund, extend, refinance or otherwise replace Indebtedness (“Refinanced Indebtedness”) secured by a Lien permitted to be incurred under this Indenture; provided that the principal amount of such Refinanced Indebtedness does not exceed the principal amount of Indebtedness refinanced (plus the amount of penalties, premiums, fees, accrued interest and reasonable expenses incurred therewith) at the time of refinancing;
     (11) Liens on any assets or properties, or pledges of the Capital Stock, of (a) any Joint Venture owned by the Company or any of its Subsidiaries or (b) any Non-Recourse Subsidiary, in each case only to the extent securing Non-Recourse Indebtedness of such Joint Venture or Non-Recourse Subsidiary;
     (12) Liens on the products and proceeds (including insurance, condemnation and eminent domain proceeds) of and accessions to, and contract or other rights (including rights under insurance policies and product warranties) derivative of or relating to, property permitted by this Indenture to be subject to Liens but subject to the same restrictions and limitations set forth in this Indenture as to Liens on such property (including the requirement that such Liens on products, proceeds, accessions, and rights secure only obligations that such property is permitted to secure);
     (13) any Liens securing Indebtedness neither assumed nor guaranteed by the Company or a Subsidiary of the Company nor on which the Company or a Subsidiary of the Company customarily pays interest, existing upon real estate or rights in or relating to real estate (including rights-of-way and easements) acquired by the Company or such Subsidiary, which mortgage Liens do not materially impair the use of such property for the purposes for which it is held by the Company or such Subsidiary;

     (14) any Lien existing or hereafter created on any office equipment, data processing equipment (including computer and computer peripheral equipment), or transportation equipment (including motor vehicles, aircraft, and marine vessels);
     (15) undetermined Liens and charges incidental to construction or maintenance;
     (16) any Lien created or assumed by the Company or a Subsidiary of the Company on oil, gas, coal, or other mineral or timber property owned by the Company or a Subsidiary of the Company;
     (17) any Lien created by the Company or a Subsidiary of the Company on any contract (or any rights thereunder or proceeds therefrom) providing for advances by the Company or such Subsidiary to finance gas exploration and development, which Lien is created to secure Indebtedness incurred to finance such advances; and
     (18) any Lien granted in connection with a cash collateralization or similar arrangement to secure obligations of the Company or of any of the Company’s Subsidiaries to issuing banks in connection with letters of credits issued at the request of the Company or any Subsidiary of the Company.
     “Person” or “person” means any individual, corporation, partnership, joint venture, joint-stock company, association, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.
     “Place of Payment” means, with respect to any Security, the place or places where the principal of, or any premium or interest on, such Security are payable as provided in or pursuant to this Indenture.
     “Primary Treasury Dealer” has the meaning assigned to it in the definition of “Reference Treasury Dealers” in this Section 101.
     “Private Placement Legend” means the legend set forth in Section 206(7)(A)(i) hereof to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
     “Proceeds Account” has the meaning specified in Section 1301.
     “Proceeds Assets” has the meaning specified in Section 1301.
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Quotation Agent” means the Reference Treasury Dealer appointed as such agent by the Company.
     “Redemption Date” means, with respect to any Security or portion thereof to be redeemed, each date fixed for such redemption by or pursuant to this Indenture or such Security.

     “Redemption Price” means, with respect to any Security or portion thereof to be redeemed, the price at which it is to be redeemed including, if applicable, accrued and unpaid interest as determined by or pursuant to this Indenture or such Security.
     “Reference Treasury Dealer Quotations” means, with respect to any Reference Treasury Dealer and any Redemption Date, the average, as determined by the Quotation Agent, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.
     “Reference Treasury Dealers” means (1) Barclays Capital Inc. and Citigroup Global Markets Inc. and their successors, unless any of such entities ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer; and (2) any two other Primary Treasury Dealers selected by the Company.
     “Refinanced Indebtedness” has the meaning assigned to it in the definition of “Permitted Liens” in this Section 101.
     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of February 9, 2010, among the Company, Barclays Capital Inc. and Citigroup Global Markets Inc., as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Securities, one or more registration rights agreements among the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Securities of any series to register such Additional Securities under the Securities Act.
     “Regulation S Global Security” means a Global Security substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the applicable series of Securities sold in reliance on Rule 903 of Regulation S.
     “Regulation S” means Regulation S promulgated under the Securities Act.
     “Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
     “Registrar” has the meaning specified in Section 203.
     “Regular Record Date” for the interest payable on any Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the “Regular Record Date.”
     “Responsible Officer” means any officer of the Trustee in its Corporate Trust Office with direct responsibility for the administration of this Indenture, and also, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
     “Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.
     “Restricted Global Security” means a Global Security bearing the Private Placement Legend.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Rule 144” means Rule 144 promulgated under the Securities Act.
     “Rule 144A” means Rule 144A promulgated under the Securities Act.
     “Rule 903” means Rule 903 promulgated under the Securities Act.
     “Rule 904” means Rule 904 promulgated under the Securities Act.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security” or “Securities” has the meaning assigned to it in the preamble to this Indenture. For purposes of this Indenture, all references to the Securities to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Securities of the applicable series. In addition, unless the context otherwise requires, all references to the Securities shall include the Initial Securities, the Exchange Securities and any Additional Securities. The 2015 Notes, the 2020 Notes and the 2040 Notes are separate series of Securities.
     “Security Register” has the meaning specified in Section 203.
     “series” means a series of Securities established under this Indenture.
     “Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
     “Special Mandatory Redemption” means a redemption of the Securities pursuant to 1102.
     “Special Mandatory Redemption Date” has the meaning specified in Section 1102(1).
     “Special Mandatory Redemption Price” has the meaning specified in Section 1102(1).
     “Special Optional Redemption” means a redemption of the Securities pursuant to Section 1101(2).
     “Special Optional Redemption Date” has the meaning specified in Section 1101(2).
     “Special Optional Redemption Price” has the meaning specified in Section 1101(2).

     “Stated Maturity” means the date established by or pursuant to this Indenture or the applicable series of Securities as the fixed date on which the principal of the Securities of such Series or any installment of interest is due and payable.
     “Subsidiary” means, with respect to any specified Person:
     (1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
     (2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.
     “Trustee” means the Person named as the “Trustee” in the preamble to this Indenture until a successor replaces it with respect to one or more series of Securities in accordance with the applicable provisions of this Indenture and thereafter means each Person who is then a Trustee serving hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person, and as used with respect to the Securities of any series, shall mean only the Trustee with respect to the Securities of such series.
     “United States” means, except as otherwise provided in or pursuant to this Indenture, the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.
     “Unrestricted Definitive Security” means a Definitive Security that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Global Security” means a Global Security that does not bear and is not required to bear the Private Placement Legend.
     “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
     “Vice President” means, when used with respect to the Company or the Trustee, any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”

     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.
     “Williams” means The Williams Companies, Inc., a Delaware corporation.
Section 102 Compliance Certificates and Opinions.
     Except as otherwise expressly provided in or pursuant to this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate delivered pursuant to Section 1005) shall include:
     (1) a statement that each individual signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 103 Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any certificate, statement or opinion of an Officer of the Company or any Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.
Section 104 Acts of Holders.
     (1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders of Securities of any series may be embodied in and evidenced by one or more instruments (including instruments in electronic, digital or other machine-readable form) of substantially similar tenor signed by such Holders (whether in person or through signatures in electronic, digital or other machine-readable form) or by an agent duly appointed in writing (including writings in electronic, digital or other machine-readable form) or may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Twelve, or a combination of such instruments or record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments or record or both (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section 104. The record of any meeting of Holders of Securities of any series shall be proved in the manner provided in Section 1206.
     Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder of a Security of any series, including a Depositary that is a Holder of a Global Security of such series, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture or the Securities of such series to be made, given or taken by Holders of Securities of such series, and a Depositary that is a Holder of a Global Security of such series may provide its proxy or proxies to the beneficial owners of interests in any such Global Security through such Depositary’s standing instructions and customary practices.

     The Trustee may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Security held by a Depositary entitled under the procedures of such Depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders.
     (2) The fact and date of the execution by any Person of any such instrument or writing referred to in this Section 104 may be proved in any reasonable manner which the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 104.
     (3) The ownership, principal amount and serial numbers of the Securities of each series held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved by the Security Register.
     (4) If the Company shall solicit from the Holders of any Securities of any series any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of the Securities of such series entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of the Securities of such series of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities of such series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities of such series shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of the Securities of such series shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.
     (5) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.
Section 105 Notices, etc. to Trustee and Company.
     Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (which may be via facsimile) to or with the Trustee at its Corporate Trust Office, or
     (2) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid or airmail postage prepaid if sent from outside the United States, to the Company addressed to the attention of its Treasurer (with a copy to the General Counsel) at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.
Section 106 Notice to Holders of Securities; Waiver.
     Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any series of any event, such notice shall be sufficiently given to Holders of the Securities of such series if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of the Securities of any series is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security of such series shall affect the sufficiency of such notice with respect to other Holders of the Securities of such series given as provided herein. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
Section 107 Language of Notices.
     Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication (with a copy in English to be provided to the Trustee).
Section 108 Incorporation by Reference of Trust Indenture Act; Trust Indenture Act Controls.
     (1) If any provision hereof limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the Trust Indenture Act through operation of Section 318(c) thereof on any person, such imposed duties shall control. The following Trust Indenture Act terms have the following meanings:

          “indenture securities” means the Securities;
          “indenture security holder” means a Holder;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
          “obligor” on the indenture securities means the Company and any other obligor on the indenture securities.
          All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined in the Trust Indenture Act by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.
     (2) If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.
Section 109 Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 110 Successors and Assigns.
     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
Section 111 Separability Clause.
     In case any provision in this Indenture or any Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 112 Benefits of Indenture.
     Nothing in this Indenture or any Security, express or implied, shall give to any Person, other than the parties hereto, any Registrar, any Paying Agent, any Authentication Agent and their successors hereunder and the Holders of Securities of any series, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 113 Governing Law; Waiver of Trial by Jury.
     This Indenture and the Securities of each series shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state. Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities or the transactions contemplated hereby.
Section 114 Legal Holidays.
     Unless otherwise specified in or pursuant to this Indenture or the Securities of any series, in any case where any Interest Payment Date, Stated Maturity or Maturity of any Security shall not be a Business Day (a “Legal Holiday”) at any Place of Payment, then (notwithstanding any other provision of this Indenture or the Securities of such series) payment need not be made at such Place of Payment on such date, but such payment may be made on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity, and no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, or Maturity, as the case may be, to the next succeeding Business Day.
Section 115 Counterparts.
     This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
Section 116 Limitation on Individual Liability.
     No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, equity holder, officer or director, as such, past, present or future, of the Company, its General Partner or any affiliate thereof or of any successor, either directly or through the Company or any successor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, equity holders, officers or directors, as such, of the Company or any successor, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, equity holder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.
     Notwithstanding the foregoing, nothing in the preceding paragraph shall be construed to modify or supersede any obligation of the General Partner to restore any negative balance in its capital account (maintained by the Company pursuant to the Limited Partnership Agreement) upon liquidation of its interest in the Company.

ARTICLE TWO
THE SECURITIES
Section 201 Form and Dating.
     (1) General. The 2015 Notes and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit A-1 hereto. The 2020 Notes and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit A-2 hereto. The 2040 Notes and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit A-3 hereto. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security of each series will be dated the date of its authentication. The principal of, and any premium or interest on, the Securities of each series shall be payable in Dollars. The Securities of each series shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
     The terms and provisions contained in the Securities of each series will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, and the Trustee, by its authentication and delivery of the Securities, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security of any series conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (2) Global Securities. Securities issued in global form will be substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto (including the Global Security Legend thereon and the “Schedule of Adjustments” attached thereto). Securities issued in definitive form will be substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto (but without the Global Security Legend thereon and without the “Schedule of Adjustments” attached thereto). Each Global Security will represent such of the outstanding Securities of any series as will be specified therein and each shall provide that it represents the aggregate principal amount of Outstanding Securities of such series from time to time endorsed thereon and that the aggregate principal amount of Outstanding Securities of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Securities represented thereby will be made by the Trustee or the custodian for the Depositary, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 206 hereof. Securities offered and sold to a QIB in reliance on Rule 144A shall be issued initially in the form of one or more applicable 144A Global Securities and numbered from 1 upward with the prefix “RA”, Securities offered and sold in reliance on Regulation S shall be issued initially in the form of one or more applicable Regulation S Global Securities and numbered from 1 upward with the prefix “RS”, Securities offered and sold to Institutional Accredited Investors shall be issued initially in the form of one or more applicable IAI Global Securities and numbered from 1 upward with the prefix “RI” and Exchange Securities shall be issued initially in the form of one or more permanent Global Securities with the Global Legend and numbered from 1 upward with the prefix “R”, which in each case shall be deposited with the Trustee, as custodian for the

Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.
     (3) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in a Regulation S Global Security that are held by Participants through Euroclear or Clearstream.
Section 202 Execution and Authentication.
     The Securities shall be executed on behalf of the Company by any Officer of the Company. The signature of any such Officer on the Securities may be by manual or facsimile signature.
     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
     A Security will not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature will be conclusive evidence that the Security has been authenticated under this Indenture.
     The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate Securities for original issue that may be validly issued under this Indenture, including any Additional Securities. The aggregate principal amount of Securities Outstanding of any series at any time may not exceed the aggregate principal amount of Securities of such series authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 207 hereof.
     The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate Securities. An Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.
Section 203 Registrar and Paying Agent.
     The Company will maintain an office or agency with respect to the Securities of each series where such Securities may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where such Securities may be presented for payment (“Paying Agent”). The Registrar will keep a register of such Securities (the “Security Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain a Registrar or Paying Agent with respect to the Securities of any series, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
     The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities of each series.
     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as custodian for the Depositary with respect to the Global Securities of each series.
Section 204 Paying Agent to Hold Money in Trust.
     The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of the Securities of the applicable series or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Securities of such series, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of the Securities of the applicable series all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Securities.
Section 205 Holder Lists.
     The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Section 312(a) of the Trust Indenture Act. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with Section 312(a) of the Trust Indenture Act.
Section 206 Transfer and Exchange.
     (1) Transfer and Exchange of Global Securities. A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities of any series will be exchanged by the Company for Definitive Securities if:
     (A) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for such series or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
     (B) the Company in its sole discretion, and subject to all the procedures of the Depositary, determines that the Global Securities of such series (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee; or
     (C) there has occurred and is continuing a default or Event of Default with respect to the Securities of such series.
     Upon the occurrence of any of the preceding events in (A), (B) or (C) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee. Global Securities of any series also may be exchanged or replaced, in whole or in part, as provided in Sections 207 and 208 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 206 or Section 207 or 208 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 206(1), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 206(2), (3) or (6) hereof.
     (2) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also will require compliance with either subparagraph (A) or (B) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (A) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security of any series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 206(2)(A).
     (B) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 206(2)(A) above, the transferor of such beneficial interest must deliver to the Registrar either:

(i) both:
     (a) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and
     (b) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(ii) both:
     (a) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged; and
     (b) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (A) above.
     Upon consummation of a Registered Exchange Offer by the Company in accordance with Section 206(6) hereof, the requirements of this Section 206(2)(B) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Securities pursuant to Section 206(8) hereof.
     (C) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security of any series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security of such series if the transfer complies with the requirements of Section 206(2)(B) above and the Registrar receives the following:
     (i) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (ii) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

     (iii) if the transferee will take delivery in the form of a beneficial interest in an IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     If any such transfer is effected pursuant to subparagraph (iii) above at a time when an IAI Global Security of such series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 202 hereof, the Trustee shall authenticate one or more IAI Global Securities of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (iii) above.
     (D) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security of any series may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security of such series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series if the exchange or transfer complies with the requirements of Section 206(2)(B) above and:
     (i) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (iii) such transfer is effected by a Broker-Dealer pursuant to the Registered Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(iv) the Registrar receives the following:
     (a) if the holder of such beneficial interest in a Restricted Global Security of such series proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security of such series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (b) if the holder of such beneficial interest in a Restricted Global Security of such series proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (iv), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Security of such series has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 202 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iv) above.
     Beneficial interests in an Unrestricted Global Security of any series cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security of such series.
(3) Transfer or Exchange of Beneficial Interests for Definitive Securities.
     (A) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security of any series proposes to exchange such beneficial interest for a Restricted Definitive Security of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security of such series, then, upon receipt by the Registrar of the following documentation:
     (i) if the holder of such beneficial interest in a Restricted Global Security of any series proposes to exchange such beneficial interest for a Restricted Definitive Security of such series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (iii) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (iv) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

     (v) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (vi) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (vii) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 206(8) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security of the appropriate series in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 206(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 206(3)(A) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (B) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security of any series may exchange such beneficial interest for an Unrestricted Definitive Security of such series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security of such series only if:
     (i) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (a) a Broker-Dealer, (b) a Person participating in the distribution of the Exchange Securities, or (c) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

     (iii) such transfer is effected by a Broker-Dealer pursuant to the Registered Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (iv) the Registrar receives the following:
     (a) if the holder of such beneficial interest in a Restricted Global Security of such series proposes to exchange such beneficial interest for an Unrestricted Definitive Security of such series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (b) if the holder of such beneficial interest in a Restricted Global Security of such series proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security of such series, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (iv), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (C) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security of any series proposes to exchange such beneficial interest for a Definitive Security of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security of such series, then, upon satisfaction of the conditions set forth in Section 206(2)(B) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 206(8) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Security of such series in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 206(3)(C) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 206(3)(C) will not bear the Private Placement Legend.
(4) Transfer and Exchange of Definitive Securities for Beneficial Interests.
     (A) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security of any series proposes to exchange such Security for a beneficial interest in a Restricted Global Security of such series or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security of such series, then, upon receipt by the Registrar of the following documentation:
     (i) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security of such series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (ii) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (iii) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (iv) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (v) if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (vi) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (vii) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Security of such series, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Security, in the case of clause (ii) above, the appropriate 144A Global Security, and in the case of clause (iii) above, the appropriate Regulation S Global Security, and in all other cases, the appropriate IAI Global Security.
     (B) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security of any series may exchange such Security for a beneficial interest in an Unrestricted Global Security of such series or transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series only if:
     (i) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (a) a Broker-Dealer, (b) a Person participating in the distribution of the Exchange Securities, or (c) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (iii) such transfer is effected by a Broker-Dealer pursuant to the Registered Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (iv) the Registrar receives the following:
     (a) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in an Unrestricted Global Security of such series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (b) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (iv), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the subparagraphs in this Section 206(4)(B), the Trustee will cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the appropriate Unrestricted Global Security.
     (C) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security of any series may exchange such Security for a beneficial interest in an Unrestricted Global Security of such series or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security of such series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities of such series.
     If any such exchange or transfer from a Definitive Security of any series to a beneficial interest is effected pursuant to subparagraphs (B)(ii), (B)(iv) or (C) above at a time when an Unrestricted Global Security of such series has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 202 hereof, the Trustee will authenticate one or more Unrestricted Global Securities of such series in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.
     (5) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 206(5), the Registrar will register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 206(5).
     (A) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security of any series may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security of such series if the Registrar receives the following:
     (i) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (ii) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (iii) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
     (B) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security of any series may be exchanged by the Holder thereof for an Unrestricted Definitive Security of such series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security of such series if:
     (i) such exchange or transfer is effected pursuant to the Registered Exchange Offer in accordance with the Registration Rights Agreement and the

Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (a) a Broker-Dealer, (b) a Person participating in the distribution of the Exchange Securities, or (c) a Person who is an affiliate (as defined in Rule 144) of the Company;
     (ii) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (iii) any such transfer is effected by a Broker-Dealer pursuant to the Registered Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (iv) the Registrar receives the following:
     (a) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security of such series, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (b) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security of such series, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (iv), if the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     (C) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities of any series may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security of such series. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.
     (6) Registered Exchange Offer. Upon the occurrence of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 202 hereof, the Trustee will authenticate:
     (A) one or more Unrestricted Global Securities of each series in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities of such series accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (i) they are not

Broker-Dealers, (ii) they are not participating in a distribution of the Exchange Securities of such series and (iii) they are not affiliates (as defined in Rule 144) of the Company; and
     (B) Unrestricted Definitive Securities of each series in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities of such series accepted for exchange in the Registered Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (i) they are not Broker-Dealers, (ii) they are not participating in a distribution of the Exchange Securities of such series, and (iii) they are not affiliates (as defined in Rule 144) of the Company.
     Concurrently with the issuance of such Securities, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Securities of the applicable series to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Securities of such series so accepted Unrestricted Definitive Securities of such series in the appropriate principal amount.
     (7) Legends. The following legends will appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (A) Private Placement Legend.
     (i) Except as permitted by subparagraph (ii) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:
(1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”);
(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO WILLIAMS PARTNERS L.P. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE

TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF THE TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH OF THE CASES, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION;
(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND
(4) AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS, OR OTHERWISE TRANSFERS THIS SECURITY, WILLIAMS PARTNERS L.P. MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES. AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.”
     (ii) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (2)(D), (3)(B), (3)(C), (4)(B), (4)(C), (5)(B), (5)(C) or (6) of this Section 206 (and all Securities issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
     (B) Global Security Legend. Each Global Security will bear a legend in substantially the following form:
“THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO WILLIAMS PARTNERS L.P. OR ITS AGENT FOR

REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (8) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 209 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, the principal amount of Securities represented by such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (9) General Provisions Relating to Transfers and Exchanges.
     (A) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 202 hereof or at the Registrar’s request.
     (B) No service charge shall be made to a Holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 208, Section 905, and Section 1108).
     (C) The Registrar will not be required to register the transfer of or exchange of any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
     (D) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.
     (E) Neither the Registrar nor the Company will be required:
     (i) to issue, to register the transfer of, or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 1104 hereof and ending at the close of business on the day of selection; or
     (ii) to register the transfer of or to exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
     (F) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
     (G) The Trustee will authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 202 hereof.
     (H) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 206 to effect a registration of transfer or exchange may be submitted by facsimile, with an original of such document to be sent promptly thereafter.
Section 207 Replacement Securities.
     If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.
     Notwithstanding the foregoing provisions of this Section 207, in case any mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Every replacement Security is an additional obligation of the Company and shall be entitled to all the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

     The provisions of this Section 207 shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 208 Temporary Securities.
     Until certificates representing Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Securities. Temporary Securities will be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate Definitive Securities in exchange for temporary Securities.
     Holders of temporary Securities will be entitled to all of the benefits of this Indenture.
Section 209 Cancellation.
     All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.
Section 210 Defaulted Interest.
     If the Company defaults in a payment of interest on the Securities of any series, it will pay the defaulted interest in any lawful manner to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities of such series and in this Indenture. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 211 Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of the principal of, any premium, and (subject to Section 201, Section 206,

Section 210 and Section 1001) any interest on, such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.
     No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
Section 212 Computation of Interest.
     Except as otherwise provided in or pursuant to this Indenture, or in any Security, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 213 CUSIP and ISIN Numbers.
     The Company in issuing the Securities of each series may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of any series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN numbers.
ARTICLE THREE
[RESERVED]
ARTICLE FOUR
SATISFACTION AND DISCHARGE OF INDENTURE
Section 401 Satisfaction and Discharge.
     Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to the Securities of any series specified in such Company Order, and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Securities of such series, when
     (1) either:

     (A) all Securities of such series theretofore authenticated and delivered have been accepted by the Trustee for cancellation (other than (i) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 207 and (ii) Securities of such series the payment of money for which has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003); or
     (B) all Securities of such series not theretofore delivered to the Trustee for cancellation:
     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Securities of such series, such purpose, (x) money in an amount or (y) Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, money in the amount, or (z) a combination of (x) and (y) in an amount in Dollars sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, and any premium and interest on, such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series; and
     (3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.
     Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee under Section 403, if money, Government Obligations, or a combination thereof shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 401, and the obligations of the Company and the Trustee with respect to the Securities of such series under Section 203, Section 206, Section 207, Section 208, Section 1002 and Section 1003, shall survive such satisfaction and discharge.

Section 402 Legal Defeasance and Covenant Defeasance.
     (1) Legal defeasance of the Securities of any series under clause (2) of this Section 402 and covenant defeasance of the Securities of any series under clause (3) of this Section 402 shall be applicable to the Securities of each series, and the Company may at its option by Board Resolution, at any time, with respect to such Securities, elect to have Section 402(2) or Section 402(3) be applied to the Outstanding Securities of any series upon compliance with the conditions set forth below in this Section 402.
     (2) Upon the Company’s exercise of the above option applicable to this Section 402(2) with respect to the Securities of any series, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series, which shall thereafter be deemed to be “Outstanding” only for the purposes of the Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of the Outstanding Securities of such series to receive, solely from the trust fund described in clause (4) of this Section 402 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on the Securities of such series when such payments are due, (B) the obligations of the Company and the Trustee under Section 203, Section 206, Section 207, Section 208, Section 1002 and Section 1003 with respect to the Securities of such series, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (D) this Section 402. The Company may exercise its option under this Section 402(2) notwithstanding the prior exercise of its option under clause (3) of this Section 402 with respect to the Securities of such series.
     (3) Upon the Company’s exercise of the above option applicable to this Section 402(3) with respect to the Securities of any series, the Company shall be released from its obligations with respect to the Securities of such series to comply with any term, provision or condition under Section 801 and Section 1004 on and after the date the conditions set forth in clause (4) of this Section 402 are satisfied (hereinafter, “covenant defeasance”), and the Securities of such series shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such covenant, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 501(3) or otherwise with respect to the Securities of such series, as the case may be, insofar as it relates to Section 801 and Section 1004, but, except as specified above, the remainder of this Indenture and the Securities of such series shall be unaffected thereby; provided that notwithstanding a covenant defeasance with respect to Section 801, any Person to whom a sale, assignment, transfer, lease, conveyance or other disposition is made pursuant to Section 801, shall as a condition to such sale, assignment, transfer, lease, conveyance or other disposition, assume by an indenture supplemental hereto in form satisfactory to the Trustee, executed by such successor Person and delivered to the Trustee, the obligations of the Company to the Trustee under Section 607 and the second to the last paragraph of Section 402.
     (4) The following shall be the conditions to application of clause (2) or (3) of this Section 402 to the Outstanding Securities of any series:
     (A) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Section 402 applicable to it) as trust funds in trust solely for the benefit of the Holders of the Securities of such series for the purpose of making the following payments, (i) an amount in Dollars, (ii) Government Obligations or (iii) a combination thereof which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on the Securities of such series money in an amount sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of (and premium, if any) and interest on such Outstanding Securities to the Maturity of such principal or the due date of such installment of interest; provided that the Company shall specify whether such Outstanding Securities are being defeased to Stated Maturity or to the Redemption Date.
     (B) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.
     (C) No Event of Default with respect to the Securities of such series or event which with notice or lapse of time or both would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from non compliance with any covenant from which the Company is released upon effectiveness of such defeasance or covenant defeasance, as applicable).
     (D) In the case of an election under clause (2) of this Section 402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
     (i)the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or

     (ii)since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
     (E) In the case of an election under clause (3) of this Section 402, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
     (F) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (2) or (3) of this Section 402 (as the case may be) have been complied with.
     (G) If the Securities of such series are to be redeemed prior to Stated Maturity, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 402 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of any series.
     Anything in this Section 402 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of this Section 402 which, in the opinion of a nationally recognized Independent Registered Public Accounting Firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 402.
Section 403 Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section 403, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 401 or Section 402 in respect of the Outstanding Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has or Government Obligations have been deposited with or received by the Trustee; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.
Section 404 Qualifying Trustee.
     Any trustee appointed pursuant to Section 402 for the purpose of holding trust funds deposited pursuant to that Section shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate of such trustee, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance or covenant defeasance have been complied with. In no event shall the Trustee be liable for any acts or omissions of said trustee.
ARTICLE FIVE
REMEDIES
Section 501 Events of Default.
     “Event of Default” means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the Securities of any series:
     (1) default for 30 days in the payment when due of any interest in respect of the Securities of such series;
     (2) default in the payment of the principal of or any premium on the Securities of such series when the principal or premium becomes due and payable at Maturity;
     (3) failure on the part of the Company duly to observe or perform any other of the covenants or agreements (other than those described in clause (1) or (2) above) in this Indenture, which failure shall continue for a period of 60 days, or in the case of Section 704, 90 days, after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a “Notice of Default” shall have been given to the Company by the Trustee, upon direction of Holders of at least 25% in principal amount of the Outstanding Securities of such series; provided, however, that if such failure is not capable of cure within such 60-day or 90-day period, as the case may be, such 60-day or 90-day period, as the case may be, shall be automatically extended by an additional 60 days so long as (i) such failure is subject to cure, and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in this Indenture that results from a change in GAAP shall not be deemed to be an Event of Default with respect to the Securities of such series;
     (4) failure by the Company to maintain on deposit in the Proceeds Account an amount at least equal to the Initial Deposit (less any investment losses) until the earlier of (i) the transfer of all of the amounts in the Proceeds Account pursuant to Section 1303(1) in connection with a substantially concurrent consummation of the Dropdown and (ii) the transfer of all of the amounts in the Proceeds Account to the Trustee pursuant to Section 1303(2) or (3), as the case may be, for application to amounts due in connection with the Special Mandatory Redemption or the Special Optional Redemption;
     (5) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of the Company under any applicable bankruptcy, insolvency, reorganization or other similar law, and such decree or order shall have continued unvacated and unstayed for a period of 90 days; an involuntary case shall be commenced under any applicable bankruptcy, insolvency, reorganization or other similar law in respect of the Company and shall continue undismissed for a period of 90 days or an order for relief in such case shall have been entered and such order shall have remained in force unvacated and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of 90 days; or
     (6) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, shall consent to the filing of a bankruptcy proceeding against it, shall file a petition or answer or consent seeking liquidation or reorganization under any applicable bankruptcy, insolvency, reorganization or other similar law, shall consent to the filing of any such petition or shall consent to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make a general assignment for the benefit of creditors.
     For purposes of Section 501(4), “investment losses” shall include a decline in market value.
Section 502 Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default specified in clause (5) or (6) of the definition thereof above occurs, the principal of all Outstanding Securities shall automatically become due and payable immediately without further action or notice, anything contained in this Indenture or the Securities of any series to the contrary notwithstanding. If (A) upon the occurrence and continuance of an Event of Default specified in clause (1) or (2) of the definition thereof with respect to the Securities of any series, the Company and the Trustee receive notice in writing that Holders of not less than 25%, or (B) upon the occurrence and continuance of an Event of Default specified in clause (3) or (4) of the definition thereof with respect to the Securities of any series, the Company and the Trustee receive notice in writing that Holders of not less than a majority, in aggregate principal amount of the Outstanding Securities of such series have declared the principal of all Outstanding Securities of such series to be due and payable immediately, then upon any such declaration the same shall become and shall be immediately due and payable, anything contained in this Indenture or in the Securities of such series to the contrary notwithstanding.

     At any time after a declaration of acceleration or automatic acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereafter in this Article Five provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series by written notice to the Company and the Trustee, may rescind and annul the declaration or automatic acceleration and its consequences if:
     (1) the Company has paid or deposited with the Trustee a sum of money sufficient to pay (A) all overdue installments of interest on the Securities of such series, (B) the principal of, and any premium on, the Securities of such series which have become due otherwise than by the declaration of acceleration or automatic acceleration and interest thereon, (C) interest upon overdue interest on the Securities of such series at the rate then borne by the Securities of such series and (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
     (2) all Events of Default, other than the non-payment of the principal of, and any premium and interest on, the Securities of such series which shall have become due solely by the acceleration, shall have been cured or waived as provided in Section 513.
Section 503 Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if
     (1) default is made in the payment when due of any interest on the Securities of any series and such default continues for 30 days; or
     (2) default is made in the payment of the principal of or any premium on the Securities of any series when the principal or premium becomes due and payable at Maturity;
the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Securities of such series the whole amount of money then due and payable with respect to the Securities of such series with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest at the rate then borne by the Securities of such series and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 607.
     If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities of such series wherever situated.

     If an Event of Default occurs and is continuing with respect to the Securities of any series, the Trustee may, and if (A) an Event of Default specified in clause (1), (2), (5) or (6) of the definition thereof occurs and is continuing with respect to the Securities of any series, and Holders of not less than 25%, or (B) an Event of Default specified in clause (3) or (4) of the definition thereof occurs and is continuing with respect to the Securities of any series, and Holders of not less than a majority, in aggregate principal amount of the Outstanding Securities of such series direct, so long as such Holders shall have provided the Trustee with such indemnity as it shall require and subject to the provisions of Section 512, the Trustee shall, proceed to protect and enforce its rights and the rights of the Holders of the Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Securities of such series or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.
Section 504 Trustee May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (1) to file and prove a claim for the whole amount of the principal and any premium and interest owing and unpaid in respect of the Securities of such series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities of such series allowed in such judicial proceeding, and
     (2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities of such series to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities of such series, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 607.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security of any series any plan of reorganization, arrangement, adjustment or composition affecting the Securities of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security of such series in any such proceeding.

Section 505 Trustee May Enforce Claims without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Security of such series in respect of which such judgment has been recovered.
Section 506 Application of Money Collected.
     Any money collected by the Trustee pursuant to this Article Five with respect to the Securities of any series shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium or interest, upon presentation of such Securities of any series, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 607;
     SECOND: To the payment of the amounts then due and unpaid upon the Securities of such series for principal and any premium or interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on the Securities of such series for principal and any premium or interest, respectively; and
     THIRD: The balance, if any, to the Company.
Section 507 Limitations on Suits.
     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;
     (2) (A) in the case of an Event of Default specified in clause (1), (2), (5) or (6) of the definition thereof with respect to Securities of such series, Holders of not less than 25%, or (B) in the case of an Event of Default specified in clause (3) or (4) of the definition thereof with respect to Securities of such series, Holders of not less than a majority, in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

     (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security of such series to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
Section 508 Unconditional Right of Holders to Receive Principal and any Premium and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Security of any series shall have the right, which is absolute and unconditional, to receive payment of the principal of, and any premium and (subject to Section 206, Section 210, and Section 1001) interest on, such Security of such series, on the Stated Maturity therefor specified in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.
Section 509 Restoration of Rights and Remedies.
     If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.
Section 510 Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 207, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511 Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to any Holder of a Security may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.
Section 512 Control by Holders of Securities.
     The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of such series and would not involve the Trustee in personal liability,
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
     (3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action.
Section 513 Waiver of Past or Existing Defaults.
     The Holders of not less than a majority in principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series may waive any past or existing default or Event of Default hereunder with respect to the Securities of such series and its consequences, except a continuing default
     (1) in the payment of the principal of, any premium or interest on the Securities of such series, or
     (2) in respect of a covenant or provision hereof which under Article Nine hereof cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series.
     Upon any such waiver, such default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 514 Waiver of Stay or Extension Laws.
     The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of,

any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 515 Undertaking for Costs.
     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of any undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 515 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities of any series or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment, on or after the date for repayment).
ARTICLE SIX
THE TRUSTEE
Section 601 Certain Duties and Responsibilities.
     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Except during the continuance of an Event of Default with respect to the Securities of a series of which a Responsible Officer has actual knowledge, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to such Securities, and no implied covenants or obligations shall be read into this Indenture with respect to such Securities against the Trustee. In case an Event of Default of which a Responsible Officer has actual knowledge with respect to the Securities of a series has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, with respect to such Securities, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

Section 602 Certain Rights of Trustee.
     Subject to the provisions of Section 601:
     (1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order (in each case, other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 202 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;
     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer’s Certificate;
     (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request or direction of any of the Holders of the Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may but shall not be obligated to make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;
     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodians and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney or custodians appointed with due care by it hereunder;

     (8) the Trustee shall not be liable in its individual capacity for any action taken or suffered to be taken, unless it shall be proved that the Trustee was negligent, acted in bad faith or engaged in willful misconduct;
     (9) the Authenticating Agent, Paying Agent, and Registrar shall have the same protections as the Trustee set forth hereunder;
     (10) the Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture, and, to the extent not so provided herein, with respect to any act requiring the Trustee to exercise its own discretion, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any Securities, unless it shall be proved that, in connection with any such action taken, suffered or omitted or any such act, the Trustee was negligent, acted in bad faith or engaged in willful misconduct;
     (11) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;
     (12) the Trustee shall not be charged with knowledge or required to take notice of any default or Event of Default with respect to the Securities of any series unless either (A) a Responsible Officer shall have actual knowledge of such default or Event of Default or (B) written notice of such default or Event of Default, which references the Securities of such series and this Indenture, shall have been given to a Responsible Officer by the Company or other obligor on the Securities of such series or by any Holder of the Securities of such series;
     (13) the Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (14) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian, director, officer, employee and other Person employed to act hereunder;
     (15) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (16) the permissive rights of the Trustee to take certain actions under or perform any discretionary act enumerated in this Indenture shall not be construed as a duty unless so specified herein, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such action or act;

     (17) the Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Securities of such series, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Indenture;
     (18) in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and
     (19) in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 603 Notice of Defaults.
     Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series of which a Responsible Officer has actual knowledge, the Trustee shall give the Holders of the Securities of such series notice of such default hereunder actually known to a Responsible Officer, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or interest on any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers in good faith determine that the withholding of such notice is in the best interest of the Holders of the Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(3), no such notice to Holders of the Securities of such series shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 603, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
Section 604 Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities of each series, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities of any series. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities of any series or the proceeds thereof. Except with respect to the authentication of Securities pursuant to Section 202, the Trustee shall not be responsible for the legality or the validity of this Indenture or any Securities issued or to be issued hereunder.

Section 605 May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Registrar or such other Person.
Section 606 Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
Section 607 Compensation and Reimbursement.
     The Company agrees:
     (1) to pay to the Trustee from time to time such compensation as shall be agreed upon from time to time in writing between the Company and the Trustee for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be caused by the Trustee’s own negligence or willful misconduct; and
     (3) to fully indemnify each of the Trustee and any predecessor Trustee and its agents, officers, directors and employees for, and to hold them harmless against, any loss, liability, damage, claim or expense (including reasonable legal fees and expenses), including taxes (other than taxes based on the income of the Trustee), incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending themselves against any claim or liability (whether asserted by the Company, a Holder of Securities, or any other Person) in connection with the exercise or performance of any of their powers or duties hereunder.
     As security for the performance of the payment obligations of the Company under this Section 607, the Trustee shall have a lien prior to the Securities of each series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on, particular Securities. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. Without prejudice to any other rights available to the Trustee under applicable law, when the

Trustee incurs expenses or renders services after a default or Event of Default specified in Section 501(5) or Section 501(6) hereof occurs, the expenses and the compensation for the services (including the fees and expense of its agents and counsel) are intended to constitute expense of administration under U.S. Code, Title 11 or any other similar foreign, federal or state law for the relief of debtors.
     Without prejudice to any other rights available to the Trustee under applicable law, to the extent permitted by law any compensation or expense incurred by the Trustee after a default specified in or pursuant to Section 501 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 607 shall include any predecessor Trustee but the negligence or willful misconduct of any Trustee shall not affect the rights of any other Trustee under this Section 607.
     Notwithstanding any other provision of this Indenture to the contrary, in no event shall the Trustee be liable for special, indirect or consequential damages of any kind whatsoever (including but not limited to lost profits) even if the Trustee had been advised of the likelihood of such loss or damage and regardless of the form of action.
     The provisions of this Section 607 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and shall apply with equal force and effect to the Trustee in its capacity as Authenticating Agent, Paying Agent or Registrar.
Section 608 Corporate Trustee Required; Eligibility; Conflicting Interests.
     There shall at all times be a Trustee hereunder that is a Corporation or a national banking association, organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000 subject to supervision or examination by federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being trustee under the Indenture, dated as of December 13, 2006, by and among the Company, Williams Partners Finance Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, or under this Indenture with respect to Securities of more than one series.
Section 609 Resignation and Removal; Appointment of Successor.
     (1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 610.

     (2) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.
     (3) The Trustee may be removed with respect to the Securities of any series at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Company. If the instrument of acceptance by a successor Trustee required by Section 610 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series. The Trustee for one or more series of Securities may be removed by the Company, so long as no default or Event of Default with respect to the Securities of such series has occurred and is continuing.
     (4) If at any time:
     (A) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to the Securities of any series after written request therefor by the Company or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or
     (B) the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or any such Holder, or
     (C) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case,
(i)	the Company, by or pursuant to a Company Order, may remove the Trustee with respect to all Securities or the Securities of such series, or

(ii)	subject to Section 515, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (5) If, with respect to the Securities of any series, the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause with respect to the Securities of any series, the Company, by or pursuant to a Company Order, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 610. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee with respect to the Securities of such series so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 610, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee with respect to the Securities of such series appointed by the Company. If no successor Trustee shall have been so appointed with respect to the Securities of such series by the Company or the Holders of Securities of such series and accepted appointment in the manner required by Section 610, any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of any series.
     (6) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the Securities of such series, as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
     (7) In no event shall any retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.
Section 610 Acceptance of Appointment by Successor.
     (1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 1003, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607.
     (2) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor Trustee relates and subject to Section 1003 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its lien, if any, provided for in Section 607.
     (3) Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     (4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article Six.
Section 611 Merger, Conversion, Consolidation or Succession to Business.
     Any Corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder, provided such Corporation or national banking association shall otherwise be qualified and eligible under this Article Six without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
Section 612 Appointment of Authenticating Agent.
     The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption or partial repayment or pursuant to Section 207, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.
     Each Authenticating Agent must be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a Corporation or national banking association that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 612, it shall resign immediately in the manner and with the effect specified in this Section 612.
     Any Corporation or national banking association into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation or national banking association resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation or national banking association succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation or national banking association shall be otherwise eligible under this Section 612, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 612, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of the Securities of the series with respect to which such Authenticating Agent shall serve as their names and addresses appear in the Security Register. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 612.
     The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section 612.
     The provisions of Section 202, Section 601, Section 604 and Section 605 shall be applicable to each Authenticating Agent.
     If the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have the Securities of a series authenticated upon original issuance, the Trustee, if so requested by Company Request (which writing need not be accompanied by or contained in an Officer’s Certificate), shall appoint in accordance with this Section 612 (and subject to such procedures as shall be acceptable to the Trustee) an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to the Securities of such series.
ARTICLE SEVEN
HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY
Section 701 Company to Furnish Trustee Names and Addresses of Holders.
     In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee
     (1) semi-annually not later than 15 days after each Regular Record Date in respect of the Securities of each series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders of such Securities as of the applicable date, and
     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Registrar no such list shall be required to be furnished.
Section 702 Preservation of Information; Communications to Holders.
     The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.
     Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company, the Trustee, any Paying Agent or any Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.
Section 703 Reports by Trustee.
     (1) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of the Securities, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 with respect to any of the events specified in Section 313(a) of the Trust Indenture Act which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.
     (2) The Trustee shall transmit any reports required by Section 313(a) of the Trust Indenture Act at the times specified therein.
     (3) A copy of each report, if any, described in Section 703(1) and Section 703(2) shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities of any series are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities of any series are listed on any stock exchange and of any delisting thereof.
Section 704 Reports by Company.
     The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:
     (1) file with the Trustee, within 30 days after the Company has filed the same with the Commission, unless such reports are available on the Commission’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of Section 13 or Section 15(d) of the Exchange Act, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit to the Holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the

Company pursuant to paragraphs (1) and (2) of this Section 704 as may be required by rules and regulations prescribed from time to time by the Commission.
     In addition to the foregoing, as long as any Securities remain Outstanding, the Company will make available to all Holders of Securities and to securities analysts and prospective investors in the Securities of any series, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act unless such information is available on the Commission’s EDGAR filing system (or any successor thereto).
     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
ARTICLE EIGHT
CONSOLIDATION, MERGER AND SALES
Section 801 Company May Consolidate, etc., Only on Certain Terms.
     The Company shall not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its Subsidiaries (taken as a whole) in one or more related transactions to another Person, unless:
     (1) either: (A) the Company is the survivor; or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person formed, organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
     (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made shall expressly assume, by an indenture (or indentures if at such time there is more than one Trustee) supplemental hereto, in form reasonably satisfactory to the Trustee, executed by the successor Person and delivered to the Trustee, the due and punctual payment of the principal of, and any premium and interest on, all the Securities and the performance of every obligation of the Company in this Indenture and the Securities of each series, and, if applicable, the Registration Rights Agreement;
     (3) either the Company or the successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with; and

     (4) immediately after giving effect to such transaction, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.
Section 802 Successor Person Substituted for Company.
     Upon any consolidation by the Company with or merger of the Company into any other Person or Persons where the Company is not the survivor or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the properties and assets of its Subsidiaries (taken as a whole) to any Person or Persons in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Securities.
ARTICLE NINE
SUPPLEMENTAL INDENTURES
Section 901 Supplemental Indentures without Consent of Holders.
     Without the consent of any Holders of Securities of any series, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto with respect to the Securities of such series, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and contained in the Securities of such series, and, if applicable, the Registration Rights Agreement; or
     (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power conferred upon the Company pursuant to this Indenture or the Securities of such series; provided that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series, to waive such an Event of Default; or
     (3) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee, pursuant to the requirements of Section 610; or

     (4) to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or
     (5) to supplement any of the provisions of this Indenture to such extent as shall be necessary for the defeasance and discharge of any series of Securities pursuant to Article Four; provided that any such action shall not adversely affect the interests of any Holder of an Outstanding Security of such series or any other Security in any material respect; or
     (6) to add guarantees in respect of the Securities of one or more series and to provide for the terms and conditions of the release thereof; or
     (7) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets and to provide for the terms and conditions of any release thereof; or
     (8) to provide for Definitive Securities in addition to or in place of Global Securities; or
     (9) to qualify this Indenture under the Trust Indenture Act; or
     (10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, to conform the text of this Indenture or the Securities of such series to any provision of the section entitled “Description of Notes” in the Offering Memorandum to the extent that such provision in the section entitled “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Securities of such series, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that no action pursuant to this clause (10) shall adversely affect the interests of the Holders of Securities of such series then Outstanding in any material respect; or
     (11) to provide for the issuance of Additional Securities of such series in accordance with the limitations set forth in this Indenture; or
     (12) to make any other change that does not adversely affect the rights of Holders of Outstanding Securities in any material respect.
     The Trustee is hereby required to join with the Company and any guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 902 Supplemental Indentures With Consent of Holders.
     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture (including consents obtained in connection with a purchase of, or tender offer or exchange offer for,

Securities of such series) by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or under the Securities of such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Security affected thereby,
     (1) change the Stated Maturity of the principal of, or any premium or interest on, the Securities of such series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable on redemption thereof or otherwise, or change the redemption provisions, or change the Place of Payment or currency in which the principal of, or any premium or interest with respect to the Securities of such series, is payable, or impair or affect the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or
     (2) reduce the percentage in principal amount of the Outstanding Securities of such series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture, or reduce the requirements of Section 1204 for quorum or voting; or
     (3) modify any of the provisions of this Section 902 or Section 513, except to increase any percentage set forth in such sections or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series affected thereby.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     It shall not be necessary for any Act of Holders of Securities any series under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Upon the request of the Company, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of Securities as aforesaid, the Trustee shall join with the Company and any guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Section 903 Execution of Supplemental Indentures.
     As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 904 Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 905 Reference in Securities to Supplemental Indentures.
     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
Section 906 Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.
Section 907 Notice of Supplemental Indenture.
     Promptly after the execution by the Company and the Trustee of any supplemental indenture with respect to the Securities of any series pursuant to Section 902, the Company shall transmit to the Holders of Outstanding Securities of such series a notice setting forth the substance of such supplemental indenture; provided that any failure to provide, or any defect in any such notice, shall not impair the validity of any such supplemental indenture.
ARTICLE TEN
COVENANTS
Section 1001 Payment of Principal, any Premium, and Interest.
     The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, and any premium and interest on,

the Securities of such series in accordance with the terms thereof and this Indenture. Interest on the Initial Securities of each series will accrue from the date of original issuance thereof.
     Unless otherwise provided in or pursuant to this Indenture, any interest on any Security of any series which shall be payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.
     The Company shall notify the Trustee within one Business Day after each day on which an event occurs in respect of which Additional Interest is required to be paid.
Section 1002 Maintenance of Office or Agency.
     The Company shall maintain in each Place of Payment for the Securities of each series an Office or Agency where the Securities of such series may be presented or surrendered for payment, where the Securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an Office or Agency in each Place of Payment for the Securities of each series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency.
     Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates as the Place of Payment for each series of the Securities the Borough of Manhattan, The City of New York, and initially appoints the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A., acting through the corporate trust office of its affiliate, The Bank of New York Mellon, located at 101 Barclay Street, New York, New York 10286, as the Office or Agency of the Company in the Borough of Manhattan, The City of New York for such purpose. The Company may subsequently appoint a different Office or Agency in the Borough of Manhattan, The City of New York for the Securities of any series.
Section 1003 Money for Securities Payments to Be Held in Trust.
     If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, it shall, on or before each due date of the principal of or any premium or interest on the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in Dollars sufficient to pay the principal or any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its failure so to act.
     Whenever the Company shall have one or more Paying Agents, it shall, on or prior to each due date of the principal of, any premium or interest on the Securities of such series, deposit with any Paying Agent a sum in Dollars sufficient to pay the principal or any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.
     The Company shall cause each Paying Agent with respect to the Securities of any series (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent shall:
     (1) hold all sums held by it for the payment of the principal of, and any premium or interest on, the Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, or any premium or interest on the Securities of such series; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
     Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or any premium or interest on, any Security of any series and remaining unclaimed for two years after such principal or any such premium or interest shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company either cause to be published once, in an Authorized Newspaper in each Place of Payment, or may cause to be mailed once to Holders of the Securities of such series, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor later than two years after such principal and any premium or interest shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 1004 Limitation on Liens.
     The Company shall not, and shall not permit any Subsidiary of the Company to, issue, assume, or guarantee any Indebtedness secured by a Lien, other than Permitted Liens, upon any of the Company’s or any of the Company’s Subsidiaries’ property, now owned or hereafter acquired, unless the Securities are equally and ratably secured with such Indebtedness until such time as such Indebtedness is no longer secured by a Lien.
     Notwithstanding the preceding paragraph, the Company may, and may permit any Subsidiary of the Company to, issue, assume or guarantee any Indebtedness secured by a Lien, other than a Permitted Lien, without securing the Securities, provided that the aggregate principal amount of all Indebtedness of the Company and any Subsidiary of the Company then outstanding secured by any such Liens (other than Permitted Liens) does not exceed 15% of Consolidated Net Tangible Assets.
Section 1005 Company Statement as to Compliance.
     (1) If any Securities of any series are Outstanding under this Indenture, the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officer’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the General Partner, stating that
     (A) in the course of the performance of his or her duties as an Officer of the Company he or she would normally have knowledge of any default by the Company in the performance of the covenants contained in this Indenture, and
     (B) to his or her knowledge, the Company has complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a noncompliance in the fulfillment of any such condition or covenant, specifying each such noncompliance known to him or her and the nature and status thereof.
     (2) The Trustee shall have no duty to monitor the Company’s compliance with the covenants contained in this Indenture other than to receive written notices described in Section 1005(1).

ARTICLE ELEVEN
REDEMPTION OF SECURITIES
Section 1101 Optional Redemption.
     (1) Following the consummation of the Dropdown, the Securities of any series may be redeemed, in whole or in part, at the option of the Company pursuant to the terms set forth in the first paragraph of Section 2 of the Securities of such series. The Company shall give the Trustee notice of the related Redemption Price promptly after the determination thereof and the Trustee shall have no responsibility for determining such Redemption Price.
     (2) The Company may redeem the Securities, in whole but not in part, at any time prior to April 15, 2010, upon three days notice to the Holders of the Securities, at a Redemption Price (the “Special Optional Redemption Price”) equal to 101% of the aggregate principal amount thereof, plus accrued interest, if any, to, but not including, the Redemption Date (the “Special Optional Redemption Date”), provided that the Company has determined in its sole judgment that the Dropdown will not be consummated on or prior to April 15, 2010 on substantially the terms described in the Offering Memorandum.
Section 1102 Special Mandatory Redemption.
     (1) The Company shall redeem the Securities, in whole but not in part, on or before May 5, 2010, upon not less than one day notice to the Holders of the Securities, at a Redemption Price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount thereof, plus accrued interest, if any, to, but not including, the Redemption Date (the “Special Mandatory Redemption Date”), if the conditions to the transfer by the Company of funds from the Proceeds Account set forth in Section 1303(1) have not been satisfied on or prior to April 15, 2010.
     (2) Other than as specifically provided in this Section 1102, any redemption pursuant to this Section 1102 will be made pursuant to the provisions of Section 1103 through 1107 hereof.
Section 1103 Election or Obligation to Redeem; Notice to Trustee.
     The election pursuant to Section 1101(1) of the Company to optionally redeem the Securities of any series shall be evidenced by or pursuant to a Board Resolution. In case of any redemption of the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (or, with respect to a Special Optional Redemption or Special Mandatory Redemption, no later than 9:00 a.m., New York City time, on the date of delivery to the Holders of notice of the redemption) (unless, in either case, a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, Special Optional Redemption Date or Special Mandatory Redemption Date, as the case may be, and in the case of a redemption under Section 1101(1), of the principal amount of the Securities of such series to be redeemed. In the case of any redemption of Securities of any series that is subject to, or is required to occur upon compliance with, a condition specified in the terms of the Securities of such series or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such condition.
Section 1104 Selection by Trustee of Securities to be Redeemed.
     If less than all of the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption on a pro rata basis or by lot (whichever is consistent with the Trustee’s customary practice); provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $2,000.
     The Trustee shall promptly notify the Company and the Registrar (if other than itself) in writing of the Securities of such series selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.
Section 1105 Notice of Redemption.
     Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, to the Holders of Securities to be redeemed (or as otherwise provided in Section 1101(2) or 1102). Failure to give notice by mailing in the manner herein provided to the Holder of any Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.
     Any notice that is mailed to the Holder of any Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.
     All notices of redemption pursuant to Section 1101(2) shall be substantially in the form of Exhibit E hereto and all notices of redemption pursuant to Section 1102 shall be substantially in the form of Exhibit F hereto. All notices of redemption pursuant to Section 1101(1) shall state:
     (1) the Redemption Date,
     (2) the Redemption Price or if not then ascertainable, the manner of calculation thereof,
     (3) if less than all of the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities of such series to be redeemed,

     (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,
     (5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,
     (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest pertaining thereto, and
     (7) the CUSIP number (or any other numbers used by a Depositary to identify such Securities).
     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, upon Company Request, by the Trustee in the name and at the expense of the Company.
Section 1106 Deposit of Redemption Price.
     At or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit (and, in the case of a Special Optional Redemption or Special Mandatory Redemption, cause to be deposited from the Proceeds Account), with respect to the Securities of any series called for redemption pursuant to Section 1105, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in Dollars sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest on all such Securities or portions thereof which are to be redeemed on that date.
Section 1107 Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Securities of any series so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any accrued interest to the Redemption Date; provided, however, that, installments of interest on Securities of such series whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Article Ten.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security of such series.

Section 1108 Securities Redeemed in Part.
     Any Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Security so surrendered. If a Global Security is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to or on behalf of the Depositary for such Global Security as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.
Section 1109 Repurchases on the Open Market.
     The Company or any Affiliate of the Company may at any time or from time to time repurchase any of the Securities in the open market or otherwise. Such Securities may, at the option of the Company or the relevant Affiliate of the Company, be held, resold or surrendered to the Trustee for cancellation.
ARTICLE TWELVE
MEETINGS OF HOLDERS OF SECURITIES
Section 1201 Purposes for Which Meetings May Be Called.
     A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article Twelve to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of the Securities of such series.
Section 1202 Call, Notice and Place of Meetings.
     (1) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 1201, to be held at such time and at such place in the Borough of Manhattan, The City of New York. Notice of every meeting of Holders of Securities of any series setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 21 nor more than 180 days prior to the date fixed for the meeting.
     (2) In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 1201, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section 1202.
Section 1203 Persons Entitled to Vote at Meetings.
     To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 1204 Quorum; Action.
     The Persons entitled to vote a majority in principal amount of the Outstanding Securities of any series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of a different percentage in principal amount of the Outstanding Securities of such series, the Persons entitled to vote such percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1202(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting with respect to any series of Securities shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.
     Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of the applicable series; provided that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a different specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series.

     Any resolution passed or decision taken at any meeting of Holders of Securities of a particular series duly held in accordance with this Section 1204 shall be binding on all the Holders of Securities of such series whether or not such Holders were present or represented at the meeting.
Section 1205 Determination of Voting Rights; Conduct and Adjournment of Meetings.
     (1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of any series in regard to proof of the holding of the Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.
     (2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1202(2), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of each series represented at the meeting.
     (3) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.
     (4) Any meeting of Holders of Securities of any series duly called pursuant to Section 1202 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.
Section 1206 Counting Votes and Recording Action of Meetings
     The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the permanent secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of such series shall be prepared by the permanent secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1202 and, if applicable, Section 1204. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
ARTICLE THIRTEEN
PROCEEDS ACCOUNT
Section 1301 Establishment of Proceeds Account.
     The Company hereby establishes a non-interest bearing account (the “Proceeds Account”) with the Trustee in the name of the Company. Concurrently with the execution and delivery of this Indenture and the issuance of the Initial Securities, the initial purchasers identified in the Offering Memorandum will deposit into the Proceeds Account $3,466,155,000 by wire transfer in immediately available funds (the “Initial Deposit”). The Trustee will accept the Initial Deposit and will hold such funds, all investments thereof and the proceeds of the foregoing (the “Proceeds Assets”) in the Proceeds Account for disbursement in accordance with written directions from the Company to the Trustee.
Section 1302 Investments.
     (1) Upon written directions from the Company, the Trustee will invest or reinvest the Proceeds Assets, without distinction between principal and income, in cash and Government Securities. Any such written direction shall specify the particular investment to be made and shall state that such investment is authorized to be made hereby.
     (2) The Trustee will have no obligation to invest or reinvest the Proceeds Assets if deposited with the Trustee after 11:00 a.m. New York City time on such day of deposit. Instructions received after 11:00 a.m. New York City time will be treated as if received on the following Business Day. Any interest or other income received on such investment and reinvestment of the Proceeds Assets will become part of the Proceeds Assets and any losses incurred on such investment and reinvestment of the Proceeds Assets will be debited against the Proceeds Assets. The Proceeds Assets will remain uninvested with no liability for interest therein if written directions are not given to the Trustee. Notwithstanding the foregoing, the Trustee will have the power to sell or liquidate the foregoing investments whenever the Trustee is directed to transfer all or any portion of the Proceeds Assets pursuant to Section 1303, unless, in connection with a direction to transfer Proceeds Assets under Section 1303(1), the Company directs that any cash or investments be transferred to or as directed by it in kind (any such transfer to be made as promptly as practicable after receipt by the Trustee of a direction from the Company to do so). Any transfer of cash or investments to or as directed by the Company under

Section 1303(1) shall be made to such account as shall be specified by the Company in writing. In no event will the Trustee be deemed an investment manager or adviser in respect of any selection of investments hereunder. It is understood and agreed that the Trustee or its affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (A) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (B) using affiliates to effect transactions in certain investments or (C) effecting transactions in investments.
Section 1303 Distribution of Proceeds Assets.
     The Company shall provide written direction to the Trustee to transfer the Proceeds Assets:
     (1) as the Company may direct upon the satisfaction of the following conditions:
(A)	all conditions to the closing of the Dropdown have been satisfied or waived;

(B)	the Dropdown will be consummated concurrently with the transfer of funds in the Proceeds Account and on substantially the terms described in the Offering Memorandum;

(C)	the Proceeds Assets will be applied in the manner described under the caption “Use of Proceeds” in the Offering Memorandum; and

(D)	no Event of Default will have occurred and be continuing or result therefrom; or
     (2) upon the Company’s direction, in connection with and for application to a Special Mandatory Redemption, if required pursuant to Section 1102; or
     (3) upon the Company’s direction, in connection with and for application to a Special Optional Redemption pursuant to Section 1101(2), if the condition in the proviso thereunder has been satisfied.
     In connection with any transfer in connection with paragraph (1) of this Section 1303, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate stating that the conditions listed in Section 1301(1) have been satisfied.
Section 1304 Rights, Duties and Immunities of the Trustee with Respect to the Proceeds Account.
     (1) In no event will the Trustee be liable (A) for an amount in excess of the value of the Proceeds Assets or (B) for the investment or reinvestment of any cash held by it hereunder in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence, willful misconduct or bad faith) in the investment, reinvestment or liquidation of the Proceeds Assets, or any loss of interest or income incident to any such delay.

     (2) The Trustee will not be under any duty to give the Proceeds Assets held by it hereunder any greater degree of care than it gives its own similar property and will not be required to invest any funds held hereunder except as directed in accordance with this Article Thirteen. Uninvested funds held hereunder will not earn or accrue interest.
     (3) All funds and other property deposited into the Proceeds Account or otherwise collected for deposit therein will be subject to the Trustee’s usual collection practices or terms regarding items received by the Trustee for deposit or collection. The Trustee will not be required, or have any duty, to notify any Person of any payment or maturity under the terms of any instrument deposited hereunder, or to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege that may be afforded to the holder of any such security.
     (4) The Trustee will not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited into the Proceeds Account, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Trustee makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it. The Trustee will not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.
     (5) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Trustee hereunder, the Trustee may, in its sole discretion, refrain from taking any action other than retaining possession of the Proceeds Assets, unless the Trustee receives written instructions, signed by the Company, which eliminates such ambiguity or uncertainty.
     (6) If at any time the Trustee is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process that in any way affects the Proceeds Assets, including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Proceeds Assets (an “Order”), the Trustee is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Trustee complies with any such Order, the Trustee will not be liable to any of the parties hereto or to any other person or entity even though such Order may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
     (7) When the Trustee acts on any information, instructions, communications (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by facsimile, email or other form of electronic or data transmission, the Trustee, absent gross negligence, willful misconduct or bad faith, will not be responsible or liable in the event such communication is not an authorized or authentic communication of the Company or is not in the form the Company sent or intended to send (whether due to fraud, distortion or otherwise). The Company will indemnify the Trustee against any loss, liability, claim or expense (including legal fees and expenses) it may incur as a result of acting in accordance with any such communication; provided, however, that nothing contained herein will require the Trustee to be indemnified for claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’ fees and expenses) caused by its gross negligence, willful misconduct or bad faith.
     (8) At any time the Trustee may request an instruction in writing from the Company and may, at its own option, include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Trustee will not be liable for acting in accordance with such a proposal on or after the date specified therein; provided that (i) the specified date will be at least five Business Days after the Company receives the Trustee’s request for instructions and its proposed course of action and (ii) prior to so acting, the Trustee has not received the written instructions requested.
     (9) The Company will pay or reimburse the Trustee upon request for any transfer taxes or other taxes relating to the Proceeds Assets incurred in connection herewith and will indemnify and hold harmless the Trustee with respect to any amounts that it is obligated to pay in the way of such taxes, in each case to the reasonable satisfaction of the Trustee. Any payments of income from the Proceeds Account will be subject to withholding regulations then in force with respect to United States taxes. The Company will provide the Trustee with appropriate W-9 forms for tax I.D. number certifications, or W-8 forms for non-resident alien certifications, as requested. It is understood that the Trustee will be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Proceeds Assets and is not responsible for any other reporting. The provisions of this Section 1304(9) will survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

WILLIAMS PARTNERS L.P.
By:	Williams Partners GP LLC, its General Partner

By:	/s/ Rodney J. Sailor
	Name:	Rodney J. Sailor
	Title:	Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Senior Associate

Indenture

EXHIBIT A-1
[Form of Face of 2015 Note]

CUSIP/CINS
3.800% Senior Note due 2015

No.	$
WILLIAMS PARTNERS L.P.
promises to pay to [CEDE & Co.]1 or registered assigns,
the principal sum of                                                                                   DOLLARS [or such greater or lesser amount as is indicated on the Schedule of Adjustments attached hereto] 2 on February 15, 2015.
Interest Payment Dates: February 15 and August 15
Regular Record Dates: February 1 and August 1
Dated:

WILLIAMS PARTNERS L.P.
By:	Williams Partners GP LLC, its General Partner

By:
Name:
Title:

This is one of the 2015 Notes referred to
in the within-mentioned Indenture:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
     as Trustee

By:
Authorized Signatory

[1]	Insert in Global Securities only

[2]	Insert in Global Securities only

A1-1

[THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO WILLIAMS PARTNERS L.P. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF THE TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH OF THE CASES, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND (4) AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS, OR OTHERWISE TRANSFERS THIS SECURITY, WILLIAMS PARTNERS L.P. MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES. AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.]3
[THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A

[3]	Insert in Restricted Global Securities or Restricted Definitive Securities only.

A1-2

NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL SECURITY SUBJECT OT THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO WILLIAMS PARTNERS L.P. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]4

[4]	Insert in Global Securities only.

A1-3

[Form of Reverse of 2015 Note]
WILLIAMS PARTNERS L.P.
3.800% Senior Note due 2015
          1. GENERAL
          This note is one of a duly authorized issue of 3.800% Senior Notes due 2015 of the Company (the “2015 Notes”), issued under an Indenture, dated as of February 9, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of 2015 Notes and of the terms upon which the 2015 Notes are, and are to be, authenticated and delivered. Terms defined in the Indenture which are not defined herein are used with the meanings assigned to them in the Indenture. This 2015 Note is one of the series designated on the face hereof.
          The Company promises to pay interest on the principal amount of this 2015 Note at the rate of 3.800% per annum from                      until the Maturity of such principal. The Company will pay interest semiannually on February 15 and August 15 of each year (each an “Interest Payment Date”). Interest on the 2015 Notes will accrue from the most recent Interest Payment Date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from                     ; provided that if there is no existing default in the payment of interest, and if this 2015 Note is authenticated between a regular record date set forth on the face hereof (each a “Regular Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                      and interest accrued from                      shall be payable on such date. Further, the Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          If an Interest Payment Date, the Stated Maturity or a Redemption Date falls on a day that is not a Business Day, payment of principal, premium, if any, and interest due on that date shall be made on the next following day that is a Business Day and no interest shall accrue for the period from and after the Interest Payment Date, Stated Maturity or such Redemption Date, as the case may be, on the payment so deferred.
          2. OPTIONAL REDEMPTION
          Following consummation of the Dropdown, the 2015 Notes are subject to redemption upon not less than 30 or more than 60 days’ notice to the Holders of such 2015 Notes to be redeemed as provided in the Indenture, at any time or from time to time, as a whole or in part, at the election of the Company, at a redemption price (the “Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the 2015 Notes being redeemed, plus accrued

A1-4

interest to the Redemption Date and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal of and interest on the 2015 Notes to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points plus accrued interest to the Redemption Date. If less than all the 2015 Notes are to be redeemed, selection of 2015 Notes for redemption will be made by the Trustee on a pro rata basis or by lot (whichever is consistent with the Trustee’s customary practice). Unless the Company defaults in payment of such Redemption Price, from and after the Redemption Date, the 2015 Notes or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect of such 2015 Notes except the right to receive the Redemption Price thereof. [In the event of redemption of this 2015 Note in part only, the Trustee will reduce the Principal Amount hereof by endorsement on Schedule A hereto such that the Principal Amount shown on Schedule A after such endorsement will reflect only the unredeemed portion hereof.]5
          The Company may redeem the Securities, in whole but not in part, at any time prior to April 15, 2010, upon three days notice to the Holders of the Securities, at a Redemption Price (the “Special Optional Redemption Price”) equal to 101% of the aggregate principal amount thereof, plus accrued interest, if any, to, but not including, the Redemption Date (the “Special Optional Redemption Date”), provided that the Company has determined in its sole judgment that the Dropdown will not be consummated on or prior to April 15, 2010 on substantially the terms described in the Offering Memorandum.
          3. SPECIAL MANDATORY REDEMPTION
          The Company shall redeem the Securities, in whole but not in part, on or before May 5, 2010, at a Redemption Price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount thereof, plus accrued interest, if any, to, but not including, the Redemption Date (the “Special Mandatory Redemption Date”), if the conditions to the transfer by the Company of funds from the Proceeds Account set forth in Section 1303(1) of the Indenture have not been satisfied on or prior to April 15, 2010.
          4. DEFEASANCE
          The Indenture contains provisions for defeasance of (a) the entire indebtedness of this 2015 Note and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.
          5. DEFAULTS AND REMEDIES
          If an Event of Default with respect to the 2015 Notes shall occur and be continuing, the principal of the 2015 Notes may be declared due and payable, or in the circumstances described in the Indenture, shall automatically become due and payable, in the manner and with the effect provided in the Indenture. At any time after such declaration of

[5]	Insert in Global Securities only.

A1-5

acceleration or automatic acceleration with respect to the 2015 Notes has been made or has occurred, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to the 2015 Notes have been cured or waived (other than the non-payment of principal of the 2015 Notes which has become due solely by reason of such declaration of acceleration or automatic acceleration) then and in every such case, the Holders of a majority in aggregate principal amount of the Outstanding 2015 Notes may, by written notice to the Company and to the Trustee, rescind and annul such declaration or automatic acceleration and its consequences on behalf of all of the Holders of 2015 Notes, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.
          As provided in and subject to the provisions of the Indenture, the Holders of this 2015 Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 2015 Notes, (b) (i) in the case of an Event of Default specified in clause (1), (2), (5) or (6) of Section 501 of the Indenture, Holders of not less than 25%, or (ii) in the case of an Event of Default specified in clause (3) or (4) of Section 501 of the Indenture, Holders of not less than a majority, in aggregate principal amount of the Outstanding 2015 Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder, (c) such Holders shall have offered the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee shall not have received from the Holders of a majority in principal amount of the 2015 Notes at the time Outstanding under the Indenture a direction inconsistent with such request, and (e) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this 2015 Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.
          6. NONIMPAIRMENT
          No reference herein to the Indenture and no provision of this 2015 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this 2015 Note at the times, place and rate, and in the coin or currency, herein prescribed.
          7. DENOMINATIONS; TRANSFER AND EXCHANGE
          The 2015 Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2015 Notes may be registered and 2015 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 2015

A1-6

Note or portion of a 2015 Note selected for redemption, except for the unredeemed portion of any 2015 Note being redeemed in part.
          8. SUCCESSOR OBLIGORS
          When a successor assumes all the obligations of its predecessor under the 2015 Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations, except in the case of a lease.
          9. TRUSTEE DEALINGS WITH THE COMPANY
          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2015 Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
          10. AUTHENTICATION
          This 2015 Note will not be valid until authenticated by the manual signature of the Trustee or the Authenticating Agent.
          11. NO RECOURSE AGAINST OTHERS
          Neither the General Partner nor any Affiliate, director, officer, partner, employee, incorporator, manager or owner of Capital Stock of the General Partner, as such, will have any liability for any of the Company’s obligations under the 2015 Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a 2015 Note by accepting a 2015 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2015 Notes.
          Notwithstanding the foregoing, nothing in the preceding paragraph shall be construed to modify or supersede any obligation of the General Partner to restore any negative balance in its capital account (maintained by the Company pursuant to the Limited Partnership Agreement) upon liquidation of its interest in the Company.
          12. ADDITIONAL RIGHTS OF HOLDERS
          In addition to the rights provided to Holders of 2015 Notes under the Indenture, Holders of this 2015 Note will have all the rights set forth in the Registration Rights Agreement dated as of February 9, 2010, among the Company and the other parties named on the signature pages thereof, including the right to Additional Interest as set forth therein, or, in the case of Additional 2015 Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional 2015 Notes (collectively, the “Registration Rights Agreement”).

A1-7

          13. CUSIP NUMBERS
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the 2015 Notes as a convenience to the Holders of 2015 Notes.
          14. GOVERNING LAW
          This 2015 Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.
          15. AMENDMENT, SUPPLEMENT AND WAIVER
          Subject to certain exceptions, the Indenture or the 2015 Notes may be supplemented by an indenture or indentures supplemental to the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding 2015 Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2015 Notes) and any existing default or Event of Default may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding 2015 Notes. Without the consent of any Holder of 2015 Notes, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained in the Indenture, the 2015 Notes and the Registration Rights Agreement, if applicable; or (b) to add to the covenants of the Company for the benefit of the Holders of 2015 Notes (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power conferred upon the Company pursuant to the Indenture or the 2015 Notes; provided that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the 2015 Notes, to waive such an Event of Default; or (c) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the 2015 Notes and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 610 of the Indenture; or (d) to add any additional Events of Default with respect to the 2015 Notes (as shall be specified in such supplemental indenture); or (e) to supplement any of the provisions of the Indenture to such extent as shall be necessary for the defeasance and discharge of the 2015 Notes pursuant to Article Four of the Indenture; provided that any such action shall not adversely affect the interests of any Holder of an Outstanding 2015 Notes in any material respect; or (f) to add guarantees in respect of the 2015 Notes and to provide for the terms and conditions of the release thereof; or (g) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the 2015 Notes any property or assets and to provide for the terms and conditions of any release thereof; or (h) to provide for Definitive Securities in addition to or in place of Global Securities; or (i) to qualify the Indenture under the

A1-8

Trust Indenture Act; or (j) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision Indenture, to conform the text of the Indenture or the 2015 Notes to any provision of the section entitled “Description of Notes” in the Offering Memorandum to the extent that such provision in the section entitled “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture or the 2015 Notes, or to make any other provisions with respect to matters or questions arising under the Indenture; provided that no action pursuant to this clause (j) shall adversely affect the interests of the Holders of the 2015 Notes then Outstanding in any material respect; or (k) to provide for the issuance of Additional 2015 Notes in accordance with the limitations set forth in the Indenture; or (l) to make any other change that does not adversely affect the rights of Holders of Outstanding 2015 Notes in any material respect.

A1-9

SCHEDULE A
[SCHEDULE OF ADJUSTMENTS] 6

	Principal	Principal	Principal Amount	Notification
	Amount	Amount	Following	Made on Behalf
Date Adjustment Made	Increase	Decrease	Adjustment	of the Trustee

[6]	Insert in Global Securities only

A1-10

EXHIBIT A-2
[Form of Face of 2020 Note]

CUSIP/CINS
5.250% Senior Note due 2020

No.	$
WILLIAMS PARTNERS L.P.
promises to pay to [CEDE & Co.]7 or registered assigns,
the principal sum of                                                              DOLLARS [or such greater or lesser amount as is indicated on the Schedule of Adjustments attached hereto] 8 on March 15, 2020.
Interest Payment Dates: March 15 and September 15
Regular Record Dates: March 1 and September 1
Dated:

WILLIAMS PARTNERS L.P.
By:	Williams Partners GP LLC, its General Partner

By:
Name:
Title:

This is one of the 2020 Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[7]	Insert in Global Securities only

[8]	Insert in Global Securities only

A2-1

[THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO WILLIAMS PARTNERS L.P. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF THE TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH OF THE CASES, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND (4) AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS, OR OTHERWISE TRANSFERS THIS SECURITY, WILLIAMS PARTNERS L.P. MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES. AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.]9
[THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A

[9]	Insert in Restricted Global Securities or Restricted Definitive Securities only.

A2-2

NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL SECURITY SUBJECT OT THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO WILLIAMS PARTNERS L.P. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]10

[10]	Insert in Global Securities only.

A2-3

[Form of Reverse of 2020 Note]
WILLIAMS PARTNERS L.P.
5.250% Senior Note due 2020
          1. GENERAL
          This note is one of a duly authorized issue of 5.250% Senior Notes due 2020 of the Company (the “2020 Notes”), issued under an Indenture, dated as of February 9, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of 2020 Notes and of the terms upon which the 2020 Notes are, and are to be, authenticated and delivered. Terms defined in the Indenture which are not defined herein are used with the meanings assigned to them in the Indenture. This 2020 Note is one of the series designated on the face hereof.
          The Company promises to pay interest on the principal amount of this 2020 Note at the rate of 5.250% per annum from ___until the Maturity of such principal. The Company will pay interest semiannually on March 15 and September 15 of each year (each an “Interest Payment Date”). Interest on the 2020 Notes will accrue from the most recent Interest Payment Date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from ___; provided that if there is no existing default in the payment of interest, and if this 2020 Note is authenticated between a regular record date set forth on the face hereof (each a “Regular Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be ___and interest accrued from ___shall be payable on such date. Further, the Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          If an Interest Payment Date, the Stated Maturity or a Redemption Date falls on a day that is not a Business Day, payment of principal, premium, if any, and interest due on that date shall be made on the next following day that is a Business Day and no interest shall accrue for the period from and after the Interest Payment Date, Stated Maturity or such Redemption Date, as the case may be, on the payment so deferred.
          2. OPTIONAL REDEMPTION
          Following consummation of the Dropdown, the 2020 Notes are subject to redemption upon not less than 30 or more than 60 days’ notice to the Holders of such 2020 Notes to be redeemed as provided in the Indenture, at any time or from time to time, as a whole or in part, at the election of the Company, at a redemption price (the “Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the 2020 Notes being redeemed, plus accrued

A2-4

interest to the Redemption Date and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal of and interest on the 2020 Notes to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points plus accrued interest to the Redemption Date. If less than all the 2020 Notes are to be redeemed, selection of 2020 Notes for redemption will be made by the Trustee on a pro rata basis or by lot (whichever is consistent with the Trustee’s customary practice). Unless the Company defaults in payment of such Redemption Price, from and after the Redemption Date, the 2020 Notes or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect of such 2020 Notes except the right to receive the Redemption Price thereof. [In the event of redemption of this 2020 Note in part only, the Trustee will reduce the Principal Amount hereof by endorsement on Schedule A hereto such that the Principal Amount shown on Schedule A after such endorsement will reflect only the unredeemed portion hereof.]11
          The Company may redeem the Securities, in whole but not in part, at any time prior to April 15, 2010, upon three days notice to the Holders of the Securities, at a Redemption Price (the “Special Optional Redemption Price”) equal to 101% of the aggregate principal amount thereof, plus accrued interest, if any, to, but not including, the Redemption Date (the “Special Optional Redemption Date”), provided that the Company has determined in its sole judgment that the Dropdown will not be consummated on or prior to April 15, 2010 on substantially the terms described in the Offering Memorandum.
          3. SPECIAL MANDATORY REDEMPTION
          The Company shall redeem the Securities, in whole but not in part, on or before May 5, 2010, at a Redemption Price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount thereof, plus accrued interest, if any, to, but not including, the Redemption Date (the “Special Mandatory Redemption Date”), if the conditions to the transfer by the Company of funds from the Proceeds Account set forth in Section 1303(1) of the Indenture have not been satisfied on or prior to April 15, 2010.
          4. DEFEASANCE
          The Indenture contains provisions for defeasance of (a) the entire indebtedness of this 2020 Note and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.
          5. DEFAULTS AND REMEDIES
          If an Event of Default with respect to the 2020 Notes shall occur and be continuing, the principal of the 2020 Notes may be declared due and payable, or in the circumstances described in the Indenture, shall automatically become due and payable, in the manner and with the effect provided in the Indenture. At any time after such declaration of

[11]	Insert in Global Securities only.

A2-5

acceleration or automatic acceleration with respect to the 2020 Notes has been made or has occurred, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to the 2020 Notes have been cured or waived (other than the non-payment of principal of the 2020 Notes which has become due solely by reason of such declaration of acceleration or automatic acceleration) then and in every such case, the Holders of a majority in aggregate principal amount of the Outstanding 2020 Notes may, by written notice to the Company and to the Trustee, rescind and annul such declaration or automatic acceleration and its consequences on behalf of all of the Holders of 2020 Notes, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.
          As provided in and subject to the provisions of the Indenture, the Holders of this 2020 Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 2020 Notes, (b) (i) in the case of an Event of Default specified in clause (1), (2), (5) or (6) of Section 501 of the Indenture, Holders of not less than 25%, or (ii) in the case of an Event of Default specified in clause (3) or (4) of Section 501 of the Indenture, Holders of not less than a majority, in aggregate principal amount of the Outstanding 2020 Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder, (c) such Holders shall have offered the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee shall not have received from the Holders of a majority in principal amount of the 2020 Notes at the time Outstanding under the Indenture a direction inconsistent with such request, and (e) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this 2020 Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.
          6. NONIMPAIRMENT
          No reference herein to the Indenture and no provision of this 2020 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this 2020 Note at the times, place and rate, and in the coin or currency, herein prescribed.
          7. DENOMINATIONS; TRANSFER AND EXCHANGE
          The 2020 Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2020 Notes may be registered and 2020 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 2020

A2-6

Note or portion of a 2020 Note selected for redemption, except for the unredeemed portion of any 2020 Note being redeemed in part.
          8. SUCCESSOR OBLIGORS
          When a successor assumes all the obligations of its predecessor under the 2020 Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations, except in the case of a lease.
          9. TRUSTEE DEALINGS WITH THE COMPANY
          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2020 Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
          10. AUTHENTICATION
          This 2020 Note will not be valid until authenticated by the manual signature of the Trustee or the Authenticating Agent.
          11. NO RECOURSE AGAINST OTHERS
          Neither the General Partner nor any Affiliate, director, officer, partner, employee, incorporator, manager or owner of Capital Stock of the General Partner, as such, will have any liability for any of the Company’s obligations under the 2020 Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a 2020 Note by accepting a 2020 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2020 Notes.
          Notwithstanding the foregoing, nothing in the preceding paragraph shall be construed to modify or supersede any obligation of the General Partner to restore any negative balance in its capital account (maintained by the Company pursuant to the Limited Partnership Agreement) upon liquidation of its interest in the Company.
          12. ADDITIONAL RIGHTS OF HOLDERS
          In addition to the rights provided to Holders of 2020 Notes under the Indenture, Holders of this 2020 Note will have all the rights set forth in the Registration Rights Agreement dated as of February 9, 2010, among the Company and the other parties named on the signature pages thereof, including the right to Additional Interest as set forth therein, or, in the case of Additional 2020 Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional 2020 Notes (collectively, the “Registration Rights Agreement”).

A2-7

          13. CUSIP NUMBERS
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the 2020 Notes as a convenience to the Holders of 2020 Notes.
          14. GOVERNING LAW
          This 2020 Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.
          15. AMENDMENT, SUPPLEMENT AND WAIVER
          Subject to certain exceptions, the Indenture or the 2020 Notes may be supplemented by an indenture or indentures supplemental to the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding 2020 Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2020 Notes) and any existing default or Event of Default may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding 2020 Notes. Without the consent of any Holder of 2020 Notes, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained in the Indenture, the 2020 Notes and the Registration Rights Agreement, if applicable; or (b) to add to the covenants of the Company for the benefit of the Holders of 2020 Notes (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power conferred upon the Company pursuant to the Indenture or the 2020 Notes; provided that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the 2020 Notes, to waive such an Event of Default; or (c) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the 2020 Notes and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 610 of the Indenture; or (d) to add any additional Events of Default with respect to the 2020 Notes (as shall be specified in such supplemental indenture); or (e) to supplement any of the provisions of the Indenture to such extent as shall be necessary for the defeasance and discharge of the 2020 Notes pursuant to Article Four of the Indenture; provided that any such action shall not adversely affect the interests of any Holder of an Outstanding 2020 Notes in any material respect; or (f) to add guarantees in respect of the 2020 Notes and to provide for the terms and conditions of the release thereof; or (g) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the 2020 Notes any property or assets and to provide for the terms and conditions of any release thereof; or (h) to provide for Definitive Securities in addition to or in place of Global Securities; or (i) to qualify the Indenture under the

A2-8

Trust Indenture Act; or (j) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision Indenture, to conform the text of the Indenture or the 2020 Notes to any provision of the section entitled “Description of Notes” in the Offering Memorandum to the extent that such provision in the section entitled “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture or the 2020 Notes, or to make any other provisions with respect to matters or questions arising under the Indenture; provided that no action pursuant to this clause (j) shall adversely affect the interests of the Holders of the 2020 Notes then Outstanding in any material respect; or (k) to provide for the issuance of Additional 2020 Notes in accordance with the limitations set forth in the Indenture; or (l) to make any other change that does not adversely affect the rights of Holders of Outstanding 2020 Notes in any material respect.

A2-9

SCHEDULE A
[SCHEDULE OF ADJUSTMENTS] 12

	Principal	Principal	Principal Amount	Notification
	Amount	Amount	Following	Made on Behalf
Date Adjustment Made	Increase	Decrease	Adjustment	of the Trustee

[12]	Insert in Global Securities only

A2-10

EXHIBIT A-3
[Form of Face of 2040 Note]

CUSIP/CINS
6.300% Senior Note due 2040

No. ___	$
WILLIAMS PARTNERS L.P.
promises to pay to [CEDE & Co.]13 or registered assigns,
the principal sum of                                                                                   DOLLARS [or such greater or lesser amount as is indicated on the Schedule of Adjustments attached hereto] 14 on April 15, 2040.
Interest Payment Dates: April 15 and October 15
Regular Record Dates: April 1 and October 1
Dated:

WILLIAMS PARTNERS L.P.
By:	Williams Partners GP LLC, its General Partner

By:
Name:
Title:

This is one of the 2040 Notes referred to
in the within-mentioned Indenture:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

[13]	Insert in Global Securities only

[14]	Insert in Global Securities only

A3-1

[THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, (B) IT HAS ACQUIRED THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”); (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO WILLIAMS PARTNERS L.P. OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF THE TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH OF THE CASES, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND (4) AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS, OR OTHERWISE TRANSFERS THIS SECURITY, WILLIAMS PARTNERS L.P. MAY REQUIRE THE HOLDER OF THIS SECURITY TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES. AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.]15
[THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBT SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A

[15]	Insert in Restricted Global Securities or Restricted Definitive Securities only.

A3-2

NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBT SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBT SECURITY SHALL BE A GLOBAL SECURITY SUBJECT OT THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO WILLIAMS PARTNERS L.P. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]16

[16]	Insert in Global Securities only.

A3-3

[Form of Reverse of 2040 Note]
WILLIAMS PARTNERS L.P.
6.300% Senior Note due 2040
          1. GENERAL
          This note is one of a duly authorized issue of 6.300% Senior Notes due 2040 of the Company (the “2040 Notes”), issued under an Indenture, dated as of February 9, 2010 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of 2040 Notes and of the terms upon which the 2040 Notes are, and are to be, authenticated and delivered. Terms defined in the Indenture which are not defined herein are used with the meanings assigned to them in the Indenture. This 2040 Note is one of the series designated on the face hereof.
          The Company promises to pay interest on the principal amount of this 2040 Note at the rate of 6.300% per annum from                      until the Maturity of such principal. The Company will pay interest semiannually on April 15 and October 15 of each year (each an “Interest Payment Date”). Interest on the 2040 Notes will accrue from the most recent Interest Payment Date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from                     ; provided that if there is no existing default in the payment of interest, and if this 2040 Note is authenticated between a regular record date set forth on the face hereof (each a “Regular Record Date”) and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                      and interest accrued from                      shall be payable on such date. Further, the Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
          If an Interest Payment Date, the Stated Maturity or a Redemption Date falls on a day that is not a Business Day, payment of principal, premium, if any, and interest due on that date shall be made on the next following day that is a Business Day and no interest shall accrue for the period from and after the Interest Payment Date, Stated Maturity or such Redemption Date, as the case may be, on the payment so deferred.
          2. OPTIONAL REDEMPTION
          Following consummation of the Dropdown, the 2040 Notes are subject to redemption upon not less than 30 or more than 60 days’ notice to the Holders of such 2040 Notes to be redeemed as provided in the Indenture, at any time or from time to time, as a whole or in part, at the election of the Company, at a redemption price (the “Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the 2040 Notes being redeemed, plus accrued

A3-4

interest to the Redemption Date and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal of and interest on the 2040 Notes to be redeemed (not including any portion of payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 30 basis points plus accrued interest to the Redemption Date. If less than all the 2040 Notes are to be redeemed, selection of 2040 Notes for redemption will be made by the Trustee on a pro rata basis or by lot (whichever is consistent with the Trustee’s customary practice). Unless the Company defaults in payment of such Redemption Price, from and after the Redemption Date, the 2040 Notes or portions thereof called for redemption will cease to bear interest, and the Holders thereof will have no right in respect of such 2040 Notes except the right to receive the Redemption Price thereof. [In the event of redemption of this 2040 Note in part only, the Trustee will reduce the Principal Amount hereof by endorsement on Schedule A hereto such that the Principal Amount shown on Schedule A after such endorsement will reflect only the unredeemed portion hereof.]17
          The Company may redeem the Securities, in whole but not in part, at any time prior to April 15, 2010, upon three days notice to the Holders of the Securities, at a Redemption Price (the “Special Optional Redemption Price”) equal to 101% of the aggregate principal amount thereof, plus accrued interest, if any, to, but not including, the Redemption Date (the “Special Optional Redemption Date”), provided that the Company has determined in its sole judgment that the Dropdown will not be consummated on or prior to April 15, 2010 on substantially the terms described in the Offering Memorandum.
          3. SPECIAL MANDATORY REDEMPTION
          The Company shall redeem the Securities, in whole but not in part, on or before May 5, 2010, at a Redemption Price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount thereof, plus accrued interest, if any, to, but not including, the Redemption Date (the “Special Mandatory Redemption Date”), if the conditions to the transfer by the Company of funds from the Proceeds Account set forth in Section 1303(1) of the Indenture have not been satisfied on or prior to April 15, 2010.
          4. DEFEASANCE
          The Indenture contains provisions for defeasance of (a) the entire indebtedness of this 2040 Note and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.
          5. DEFAULTS AND REMEDIES
          If an Event of Default with respect to the 2040 Notes shall occur and be continuing, the principal of the 2040 Notes may be declared due and payable, or in the circumstances described in the Indenture, shall automatically become due and payable, in the manner and with the effect provided in the Indenture. At any time after such declaration of

[17]	Insert in Global Securities only.

A3-5

acceleration or automatic acceleration with respect to the 2040 Notes has been made or has occurred, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Indenture, if all Events of Default with respect to the 2040 Notes have been cured or waived (other than the non-payment of principal of the 2040 Notes which has become due solely by reason of such declaration of acceleration or automatic acceleration) then and in every such case, the Holders of a majority in aggregate principal amount of the Outstanding 2040 Notes may, by written notice to the Company and to the Trustee, rescind and annul such declaration or automatic acceleration and its consequences on behalf of all of the Holders of 2040 Notes, but no such rescission or annulment shall extend to or affect any subsequent default or impair any right consequent thereon.
          As provided in and subject to the provisions of the Indenture, the Holders of this 2040 Note shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the 2040 Notes, (b) (i) in the case of an Event of Default specified in clause (1), (2), (5) or (6) of Section 501 of the Indenture, Holders of not less than 25%, or (ii) in the case of an Event of Default specified in clause (3) or (4) of Section 501 of the Indenture, Holders of not less than a majority, in aggregate principal amount of the Outstanding 2040 Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder, (c) such Holders shall have offered the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee shall not have received from the Holders of a majority in principal amount of the 2040 Notes at the time Outstanding under the Indenture a direction inconsistent with such request, and (e) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this 2040 Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed or provided for herein.
          6. NONIMPAIRMENT
          No reference herein to the Indenture and no provision of this 2040 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this 2040 Note at the times, place and rate, and in the coin or currency, herein prescribed.
          7. DENOMINATIONS; TRANSFER AND EXCHANGE
          The 2040 Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2040 Notes may be registered and 2040 Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any 2040

A3-6

Note or portion of a 2040 Note selected for redemption, except for the unredeemed portion of any 2040 Note being redeemed in part.
          8. SUCCESSOR OBLIGORS
          When a successor assumes all the obligations of its predecessor under the 2040 Notes and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations, except in the case of a lease.
          9. TRUSTEE DEALINGS WITH THE COMPANY
          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2040 Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.
          10. AUTHENTICATION
          This 2040 Note will not be valid until authenticated by the manual signature of the Trustee or the Authenticating Agent.
          11. NO RECOURSE AGAINST OTHERS
          Neither the General Partner nor any Affiliate, director, officer, partner, employee, incorporator, manager or owner of Capital Stock of the General Partner, as such, will have any liability for any of the Company’s obligations under the 2040 Notes, the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of a 2040 Note by accepting a 2040 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2040 Notes.
          Notwithstanding the foregoing, nothing in the preceding paragraph shall be construed to modify or supersede any obligation of the General Partner to restore any negative balance in its capital account (maintained by the Company pursuant to the Limited Partnership Agreement) upon liquidation of its interest in the Company.
          12. ADDITIONAL RIGHTS OF HOLDERS
          In addition to the rights provided to Holders of 2040 Notes under the Indenture, Holders of this 2040 Note will have all the rights set forth in the Registration Rights Agreement dated as of February 9, 2010, among the Company and the other parties named on the signature pages thereof, including the right to Additional Interest as set forth therein, or, in the case of Additional 2040 Notes, Holders thereof will have the rights set forth in one or more registration rights agreements, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional 2040 Notes (collectively, the “Registration Rights Agreement”).

A3-7

          13. CUSIP NUMBERS
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the 2040 Notes as a convenience to the Holders of 2040 Notes.
          14. GOVERNING LAW
          This 2040 Note shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said state.
          15. AMENDMENT, SUPPLEMENT AND WAIVER
          Subject to certain exceptions, the Indenture or the 2040 Notes may be supplemented by an indenture or indentures supplemental to the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding 2040 Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, 2040 Notes) and any existing default or Event of Default may be waived with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding 2040 Notes. Without the consent of any Holder of 2040 Notes, the Company and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained in the Indenture, the 2040 Notes and the Registration Rights Agreement, if applicable; or (b) to add to the covenants of the Company for the benefit of the Holders of 2040 Notes (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power conferred upon the Company pursuant to the Indenture or the 2040 Notes; provided that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the 2040 Notes, to waive such an Event of Default; or (c) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the 2040 Notes and to add or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee, pursuant to the requirements of Section 610 of the Indenture; or (d) to add any additional Events of Default with respect to the 2040 Notes (as shall be specified in such supplemental indenture); or (e) to supplement any of the provisions of the Indenture to such extent as shall be necessary for the defeasance and discharge of the 2040 Notes pursuant to Article Four of the Indenture; provided that any such action shall not adversely affect the interests of any Holder of an Outstanding 2040 Notes in any material respect; or (f) to add guarantees in respect of the 2040 Notes and to provide for the terms and conditions of the release thereof; or (g) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the 2040 Notes any property or assets and to provide for the terms and conditions of any release thereof; or (h) to provide for Definitive Securities in addition to or in place of Global Securities; or (i) to qualify the Indenture under the

A3-8

Trust Indenture Act; or (j) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision Indenture, to conform the text of the Indenture or the 2040 Notes to any provision of the section entitled “Description of Notes” in the Offering Memorandum to the extent that such provision in the section entitled “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture or the 2040 Notes, or to make any other provisions with respect to matters or questions arising under the Indenture; provided that no action pursuant to this clause (j) shall adversely affect the interests of the Holders of the 2040 Notes then Outstanding in any material respect; or (k) to provide for the issuance of Additional 2040 Notes in accordance with the limitations set forth in the Indenture; or (l) to make any other change that does not adversely affect the rights of Holders of Outstanding 2040 Notes in any material respect.

A3-9

SCHEDULE A
[SCHEDULE OF ADJUSTMENTS] 18

	Principal	Principal	Principal Amount	Notification
	Amount	Amount	Following	Made on Behalf
Date Adjustment Made	Increase	Decrease	Adjustment	of the Trustee

[18]	Insert in Global Securities only

A3-10

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Williams Partners L.P.
     One Williams Center
     Tulsa, Okalahoma 74172
The Bank of New York Mellon Trust Company, N.A.
     601 Travis Street, 16th Floor
     Houston, Texas, 77002
     Re: [3.800% Senior Notes due 2015]
            [5.250% Senior Notes due 2020]
            [6.300% Senior Notes due 2040]
     Reference is hereby made to the Indenture, dated as of February 9, 2010 (the ”Indenture”), between Williams Partners L.P., as issuer (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                             , (the “Transferor”) owns and proposes to transfer the 20[ ] Note[s] or interest in such 20[ ] Note[s] specified in Annex A hereto, in the principal amount of $                     in such 20[ ] Note[s] or interests (the “Transfer”), to                                                             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in a 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the applicable 144A Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.
     2. ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the appropriate Regulation S Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a IAI Global Security or a Restricted Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
     (d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the appropriate IAI Global Security and/or the Restricted Definitive Securities and in the Indenture and the Securities Act.
     4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

          (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.
          (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.
          (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
     1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
     (a) ☐ a beneficial interest in the:
(i)	☐ 144A Global Security (CUSIP ), or

(ii)	☐ Regulation S Global Security (CUSIP ); or

(iii)	☐ IAI Global Security (CUSIP ); or
     (b) ☐ a Restricted Definitive Security.
     2. After the Transfer the Transferee will hold:
[CHECK ONE]
     (a) ☐ a beneficial interest in the:
(i)	☐ 144A Global Security (CUSIP ), or

(ii)	☐ Regulation S Global Security (CUSIP ), or

(iii)	☐ IAI Global Security (CUSIP ); or

(iv)	☐ Unrestricted Global Security (CUSIP ); or
     (b) ☐ a Restricted Definitive Security; or
     (c) ☐ an Unrestricted Definitive Security,
     in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Williams Partners L.P.
     One Williams Center
     Tulsa, Oklahoma 74172
The Bank of New York Mellon Trust Company, N.A.
     601 Travis Street, 16th Floor
     Houston, Texas, 77002
Re: [3.800% Senior Notes due 2015] [5.250% Senior Notes due 2020] [6.300% Senior Notes due 2040]
     Reference is hereby made to the Indenture, dated as of February 9, 2010 (the “Indenture”), between Williams Partners L.P., as issuer (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                             , (the “Owner”) owns and proposes to exchange the 20[ ] Note[s] or interest in such 20[ ] Note[s] specified herein, in the principal amount of $                         in such 20[ ] Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     (d) ☐ Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
     2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Definitive Security for a beneficial interest in the [CHECK ONE] ☐ 144A Global Security, ☐ Regulation S Global Security ☐ IAI Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Williams Partners L.P.
     One Williams Center
     Tulsa, Oklahoma 74172
The Bank of New York Mellon Trust Company, N.A.
     601 Travis Street, 16th Floor
     Houston, Texas, 77002
Re: [3.800% Senior Notes due 2015 (CUSIP ___)] [5.250% Senior Notes due 2020 (CUSIP ___)] [6.300% Senior Notes due 2040 (CUSIP ___)]
     Reference is hereby made to the Indenture, dated as of February 9, 2010 (the “Indenture”), between Williams Partners L.P., as issuer (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $_________aggregate principal amount of:
     (a) ☐ a beneficial interest in a Global Security, or
     (b) ☐ a Definitive Security,
     we confirm that:
     1. We understand that any subsequent transfer of the 20[ ] Note[s] or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the 20[ ] Note[s] or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
     2. We understand that the offer and sale of the 20[ ] Note[s] have not been registered under the Securities Act, and that the 20[ ] Note[s] and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the 20[ ] Note[s] or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Security or beneficial interest in a Global Security from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

     3. We understand that, on any proposed resale of the 20[ ] Note[s] or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the 20[ ] Note[s] purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the 20[ ] Note[s], and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the 20[ ] Note[s] or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E
NOTICE OF SPECIAL OPTIONAL REDEMPTION
TO THE HOLDERS OF WILLIAMS PARTNERS L.P.
3.800% Senior Notes due 2015
CUSIP NUMBERS ______and ______
5.250% Senior Notes due 2020
CUSIP NUMBERS ______and ______
6.300% Senior Notes due 2040
CUSIP NUMBERS ______and ______
(collectively, the “Securities”)
     NOTICE IS HEREBY GIVEN THAT, pursuant to Section 1101(2) of the Indenture dated as of February 9, 2010 (the “Indenture”), between Williams Partners L.P. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), there is hereby called for redemption on _________(the “Special Optional Redemption Date”), all of the Company’s Outstanding Securities at the Redemption Price of 101% of the principal amount thereof, plus accrued interest to the Special Optional Redemption Date (the “Special Optional Redemption Price”).
     On the Special Optional Redemption Date, there will become due and payable upon each of the Securities being redeemed, the Special Optional Redemption Price for such Security together with accrued and unpaid interest thereon to but not including the Special Optional Redemption Date.
     Unless the Company defaults in making payment of the Special Optional Redemption Price, interest on the Securities being redeemed shall cease to accrue on and after the Special Optional Redemption Date.
     The Securities should be surrendered to The Bank of New York Mellon Trust Company, N.A., as Paying Agent, at the office referred to below, for payment of the Special Optional Redemption Price. If payment is requested to be made to any person other than the registered holder, a written instrument of transfer duly executed by the registered holder must accompany the Securities.
     The Securities should be surrendered to the Paying Agent for payment of the Special Optional Redemption Price at the office of the Paying Agent as follows:

By Mail	By Hand	By Courier
The Bank of New York Mellon Trust Company, N.A. c/o The Bank of New York Mellon Global Corporate Trust P.O. Box 2320 Dallas, Texas 75221-2320	The Bank of New York Mellon Trust Company, N.A. c/o The Bank of New York Mellon Global Corporate Trust 2001 Bryan Street, 9th Floor Dallas, Texas 75201	The Bank of New York Mellon Trust Company, N.A. c/o The Bank of New York Mellon Global Corporate Trust 101 Barclay Street, 1st Floor East New York, New York 10286

E-1

     The method chosen for the delivery of the Securities is at the option and risk of the holder. If delivery is by mail, use of registered or certified mail, properly insured is suggested. Securities held through the The Depository Trust Company (“DTC”) should be surrendered for redemption in accordance with DTC’s procedures therefor.
     Under the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001, paying agents making payments of interest or principal on securities may be obligated to withhold a 28% tax from remittance to individuals who have failed to furnish the paying agent with a valid taxpayer identification number. Holders of the Securities who wish to avoid the imposition of the tax should submit certified taxpayer identification numbers when presenting their notes for payment.
     The CUSIP numbers referred to above have been assigned to the Securities by an organization not affiliated with the Company or the Trustee and are included solely for the convenience of the Holders of the Securities. Neither the Company nor the Trustee shall be responsible for the selection or use of these CUSIP numbers, nor is any representation made as to their correctness on the Securities or as indicated in this redemption notice.
     Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Indenture.

WILLIAMS PARTNERS L.P., by THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
Dated:                     , 2010

E-2

EXHIBIT F
NOTICE OF SPECIAL MANDATORY REDEMPTION
TO THE HOLDERS OF WILLIAMS PARTNERS L.P.
3.800% Senior Notes due 2015
CUSIP NUMBERS ______and ______
5.250% Senior Notes due 2020
CUSIP NUMBERS ______and ______
6.300% Senior Notes due 2040
CUSIP NUMBERS ______and ______
(collectively, the “Securities”)
     NOTICE IS HEREBY GIVEN THAT, pursuant to Section 1102 of the Indenture dated as of February 9, 2010 (the “Indenture”), between Williams Partners L.P. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), there is hereby called for redemption on                      (the “Special Mandatory Redemption Date”), all of the Company’s Outstanding Securities at the Redemption Price of 101% of the principal amount thereof, plus accrued interest to the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”).
     On the Special Mandatory Redemption Date, there will become due and payable upon each of the Securities being redeemed, the Special Mandatory Redemption Price for such Security together with accrued and unpaid interest thereon to but not including the Special Mandatory Redemption Date.
     Unless the Company defaults in making payment of the Special Mandatory Redemption Price, interest on the Securities being redeemed shall cease to accrue on and after the Special Mandatory Redemption Date.
     The Securities should be surrendered to The Bank of New York Mellon Trust Company, N.A., as Paying Agent, at the office referred to below, for payment of the Special Mandatory Redemption Price. If payment is requested to be made to any person other than the registered holder, a written instrument of transfer duly executed by the registered holder must accompany the Securities.
     The Securities should be surrendered to the Paying Agent for payment of the Special Mandatory Redemption Price at the office of the Paying Agent as follows:

By Mail	By Hand	By Courier
The Bank of New York Mellon Trust Company, N.A. c/o The Bank of New York Mellon Global Corporate Trust P.O. Box 2320 Dallas, Texas 75221-2320	The Bank of New York Mellon Trust Company, N.A. c/o The Bank of New York Mellon Global Corporate Trust 2001 Bryan Street, 9th Floor Dallas, Texas 75201	The Bank of New York Mellon Trust Company, N.A. c/o The Bank of New York Mellon Global Corporate Trust 101 Barclay Street, 1st Floor East New York, New York 10286

F-1

     The method chosen for the delivery of the Securities is at the option and risk of the holder. If delivery is by mail, use of registered or certified mail, properly insured is suggested. Securities held through the The Depository Trust Company (“DTC”) should be surrendered for redemption in accordance with DTC’s procedures therefor.
     Under the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001, paying agents making payments of interest or principal on securities may be obligated to withhold a 28% tax from remittance to individuals who have failed to furnish the paying agent with a valid taxpayer identification number. Holders of the Securities who wish to avoid the imposition of the tax should submit certified taxpayer identification numbers when presenting their notes for payment.
     The CUSIP numbers referred to above have been assigned to the Securities by an organization not affiliated with the Company or the Trustee and are included solely for the convenience of the Holders of the Securities. Neither the Company nor the Trustee shall be responsible for the selection or use of these CUSIP numbers, nor is any representation made as to their correctness on the Securities or as indicated in this redemption notice.
     Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated:                     , 2010

F-2